Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of February 28, 2007 by and between

“Landlord”	NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C F R Section 9.18

and

“Tenant”	METASTORM, INC., a Maryland corporation

PRELIMINARY STATEMENT

Pursuant to the Office Lease dated as of February 9, 2006 (the “Original Lease”), between landlord and Tenant, Tenant has leased from Landlord 9,196 rentable square feet of space designated as Suite 1250 (the “Original Premises”) at 500 East Pratt Street, Baltimore, Maryland.  Tenant has exercised its right of first offer pursuant to Section 2.11 of the Original Lease.  Landlord and Tenant desire to amend the Original Lease to expand the Premises by 2,219 rentable square feet contiguous to the Original Premises.  Capitalized terms not otherwise defined in this Amendment are defined in the Original Lease.

SECTION 1:  DEFINITIONS

The following definitions supersede and replace the definitions for such terms to the extent defined in the Original Lease:

Base Rent:  The rate per rentable square foot per annum and the portion of the Lease Term during which such monthly Base Rent is payable shall be determined from the following tables except to the extent the next sentence applies.  If the final determination of the rentable square feet for the Expansion Premises made about the Expansion Premises Commencement Date in accordance with the definition of the term “Expansion Premises” and the paragraph entitled “Lease Memorandum” differs from the number of rentable square feet utilized in the second table, the Base Rent shall be recomputed using the annual rental rates specified in the second table and the finally determined rentable square feet for the Premises Base Rent set forth in tabular form in the Lease Memorandum for the Expansion Premises shall be final and conclusive as, when and to the extent specified in the paragraph entitled “Lease Memorandum”

Prior to Expansion Premises Commencement Date:

Applicable Portion of Lease Term		Rate Per/ Rentable Sq Ft / Annum		Annual Base Rent (excluding Supplemental Tenant improvement Allowance)		Monthly Base Rent Installment (Annual + 12)		Monthly Base Rent Plus Tenant Improvement Allowance
March 31, 2006	March 31, 2006	$32.00		$806.22		$806.22		$0.00
April 1, 2008	August 31, 2006	$32.00	*	$122,613.35 (5 months)	*	$24,522.67	*	$1,164.91
September 1, 2006	March 31, 2007	$16.00		$85,829.31 (7 months)		$12,261.33		$13,426.24
April 1, 2007	August 31, 2007	$16.48		$63,145.85 (5 months)		$12,629.17		$13,794.08
September 1, 2007	March 31, 2008	$32.96		$176,808.45 (7 months)		$25,258.35		$26,423.26
April 1, 2008	March 31, 2009	$33.95		$312,204.24		$26,017.02		$27,181.93
April 1, 2009	March 31, 2010	$34.97		$321,584.16		$26,798.68		$27,963.59
April 1, 2010	March 31, 2011	$36.02		$331,239.96		$27,603.33		$28,768.24
April 1, 2011	March 31, 2012	$37.10		$341,171.64		$28,430.97		$29,595.88

Applicable Portion of Lease Term		Rate Per/ Rentable Sq Ft / Annum	Annual Base Rent (excluding Supplemental Tenant improvement Allowance)	Monthly Base Rent Installment (Annual + 12)	Monthly Base Rent Plus Tenant Improvement Allowance
April 1, 2012	March 31, 2013	$38.21	$351,379.20	$29,281.60	$30,446.51
April 1, 2013	March 31, 2014	$39.36	$361,954.56	$30,162.88	$31,327.79
April 1, 2014	March 31, 2015	$40.54	$372,805.80	$31,067.15	$32,232.06
April 1, 2015	March 31, 2016	$41.76	$384,024.96	$32,002.08	$33,166.99

From and After Expansion Premises Commencement Date:

Applicable Portion of Lease Term		Rate Per/ Rentable Sq Ft / Annum	Annual Base Rent (excluding Supplemental Tenant improvement Allowance)	Monthly Base Rent Installment (Annual + 12)	Monthly Base Rent Plus Tenant Improvement Allowance
Expansion Premises Commencement Date	August 31, 2007	$16.48	$78,383.00 (5 months)	$15,676.60	**
September 1, 2007	March 31, 2008	$32.96	$219,947.40 (7 months)	$31,353.20	**
April 1, 2008	March 31, 2009	$33.95	$387,539.28	$32,294.94	**
April 1, 2009	March 31, 2010	$34.97	$399,182.52	$33,265.21	**
April 1, 2010	March 31, 2011	$36.02	$411,168.36	$34,264.03	**
April 1, 2011	March 31, 2012	$37.10	$423,496.56	$35,291.38	**
April 1, 2012	March 31, 2013	$38.21	$436,167.12	$36,347.26	**
April 1, 2013	March 31, 2014	$39.36	$449,294.40	$37,441.20	**
April 1, 2014	March 31, 2015	$40.54	$462,764.16	$38,563.68	**
April 1, 2015	March 31, 2016	$41.76	$476,690.40	$39,724.20	**

** To be included in updated Lease Memorandum if applicable

Commencement Date:  The Original Premises Commencement Date with respect to the Original Premises and the Expansion Premises Commencement Date with respect to the Expansion Premises.

Expansion Premises:  The portion of the Building depicted on the plan attached to this Amendment as Exhibit B-1, together with the right in common with other tenants of the same floor of the Building to use the exterior balcony, which shall be demised using a metal railing.  Based on measurements conducted by Landlord’s architect, the Expansion Premises as of the Expansion Premises Commencement Date shall contain 2,219 rentable square feet of the approximate total 279,716 rentable square feet of office space for the entire Building.  The method used by the Landlord in establishing its estimates of rentable square feet for the Premises and the Building and the determination of rentable square feet at or about the Commencement Date shall be made, in accordance with BOMA guidelines (ANSI/BOMA Z65 1 1996).  Based on measurements by Landlord’s architect, the add-on factor for the twelfth floor is 19.39%.  Any additions to the Premises shall be measured in accordance with BOMA guidelines (ANSI/BOMA Z65.1 1996).

Expansion Premises Commencement Date:  The earlier to occur of:  (a) the date of Substantial Completion of the Expansion Premises; or (b) the date on which Tenant takes possession of all or part of the Expansion Premises.

Expansion Premises Commencement Date:  The earlier to occur of:  (a) the date of Substantial Completion of the Expansion Premises; or (b) the date on which Tenant takes possession of all or part of the Expansion Premises.

Lease:  The Original Lease as amended by this Amendment and as the same may be further modified or amended hereafter.

Lease Security Deposit:  Collectively, the following items:  (a) the cash sum of Fifty Thousand Dollars ($50,000.00) with respect to the Original Premises; (b) the Basic Letter of Credit in the amount of $300,000 for the Original Premises; (c) the Supplemental Letter of Credit in the amount of $91,960; (d) the cash sum of Twelve Thousand Dollars ($12,000.00) with respect to the

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Expansion Premises; and (e) the letter(s) of credit delivered by Tenant to Landlord as described in the paragraph entitled “Security Provisions” in the Original Lease, as amended, below.

Original Premises Commencement Date:  March 31, 2008.

Parking Ratio:  2.5 parking stalls per 1,000 rentable square feet of the Premises.  The number of parking stalls available pursuant to the Lease shall increase from 23 to 28 effective as of the Expansion Premises Commencement Date.

Premises:  Prior to the Expansion Premises Commencement Date, the Original premises. From and after the Expansion Premises Commencement Date, collectively, the Original Premises and the Expansion Premises Prior to the Expansion Premises Commencement Date, the Premises contains 9,198 rentable square feet.  From and after the Expansion Premises Commencement Date, the Premises shall contain 11,415 rentable square feet.

Tenant’s Pro Rata Share:  Prior to the Expansion Premises Commencement Date, Three and 29/100 Percent (3.29%); from and after the Expansion Premises Commencement Date, Four and 08/100 Percent (4.08%), which shall be final, conclusive and controlling from and after the Expansion Premises Commencement Date during to Lease Term for all purposes unless a change appears in the Lease Memorandum on the measurement of the Expansion Premises.

SECTION 2:  EXPANSION OF PREMISES

2.1           Expansion of Premises.  Landlord and Tenant hereby agree to expand the Original Premises to include the Expansion Premises Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord the Expansion Premises.

2.2           Tenant Improvements.  Promptly following agreement to the Plans pursuant to the Work Letter, Landlord shall commence and complete construction of the Tenant Improvements for the Expansion Premises in accordance with the Work Letter, as amended by this Amendment.  Tenant acknowledges that no representations as to the condition of the Expansion Premises have been made by Landlord, unless such are expressly set forth in this Amendment.  The Tenant Improvements to Expansion Premises shall be completed in a good and workmanlike manner and in substantial compliance with applicable laws, rules, and regulations and shall include delivery by Landlord of a certificate of occupancy or other form of governmental authorization, as required by law, issued by the appropriate governmental entity, stating that the Expansion Premises may lawfully be occupied.

2.3           Expansion Premises Commencement Date.  Landlord shall notify Tenant in writing of Substantial Completion of the Expansion Premises.  If Tenant believes that Substantial Completion has not occurred, Tenant shall notify Landlord in writing of its objections within five (5) Business Days after its receipt of the Landlord’s notice described in the preceding sentence. Landlord shall have a reasonable time after its receipt of Tenant’s notice in which to take such action as may be necessary to achieve Substantial Completion, and shall notify Tenant in writing when such has been achieved.  Taking of possession by Tenant shall establish the Expansion Premises Commencement Date as specified in the definition of that term even if Tenant disputes whether Substantial Completion has occurred or attempts to condition qualify the taking of possession.  In the event of any dispute as to whether Substantial Completion has occurred, the receipt of a temporary certificate of occupancy as described in Paragraph 2(b) of the Work Letter shall be conclusive unless a temporary certificate of occupancy is unavailable or delayed due to causes which are Tenant’s responsibility shall be conclusive if on the Expansion Premises Commencement Date, Punch List Work remains to be completed, Landlord, Tenant, and the Architect (as defined in the Work Letter) shall agree on such Punch List Work prior to occupancy by Tenant and Landlord will promptly complete it after the Expansion Premises Commencement Date in accordance with Paragraph 4(g) of the Work Letter.  In no event shall Tenant’s refusal or failure to agree on the nature and extent of Punch List Work or the existence of items of Punch List Work delay or postpone the occurrence of the Expansion Premises Commencement Date. Tenant shall make no changes to the Plans or the work reflected in the Plans without the consent of Landlord.

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2.4           Amendment to Work Letter.  The Tenant improvements for the Expansion Premises shall be designed and completed on all of the same terms as contained in the Work Letter with the following modifications:

2.4.1           All references to the Tenant Improvement Work shall mean the Tenant Improvement Work for the Expansion Premises.

2.4.2           The Schedule of Deliveries for the Expansion Space is attached to this Amendment as Exhibit C-1.

2.4.3           Tenant’s obligation to pay Base Rent only after Substantial Completion, as provided in paragraph 2(c) of the Work Letter, refers only to Base Rent due with respect to the Expansion Premises.

2.4.4           The fees of the Architect payable by Landlord shall be capped at $2,025 per rentable square foot of the Expansion Premises.  The fees of the MEP engineer payable by Landlord shall be capped at $0.765 per rentable square foot of the Expansion Premises.

2.4.5           The Base Tenant Improvement Allowance for the Expansion Premises shall be $43.20 per rentable square foot of the Expansion Premises. The Supplemental Tenant improvement Allowance shall be up to $9.00 per rentable square foot of the Expansion Premises.  If Tenant elects Option 2, the actual Supplemental Tenant Improvement Allowance will be added to the Base Rent payable under the Lease on the basis of an amortization for the period beginning on the Expansion Premises Commencement Date and for the remainder of the initial Lease Term at a rate that is amortized over nine (9) years at an interest rate equal to nine percent (9%) per annum.  Landlord shall provide Tenant with a supplemental schedule to Base Rent if Tenant elects to have Landlord expend all or any portion of the Supplemental Tenant Improvement Allowance.  The prorations for the Tenant Improvement Allowance for the Expansion Premises are based on an Expansion Premises Commencement Date of April 1, 2007.  If the Expansion Premises Commencement Date occurs earlier or later than April, 2007, the Tenant Improvement Allowance for the Expansion Premises will be recalculated accordingly.

2.4.6           The Moving Allowance described in paragraph 7(e) of the Work Letter shall not be applicable to the Expansion Premises.

2.5           Satisfaction of Right First Offer.  Tenant’s right of first offer set forth in Section 2 11 of the Original Lease is deemed satisfied and of no further force and effect.

SECTION 3:  LEASE SECURITY PROVISIONS

3.1           Letters of Credit for Expansion Premises.

3.1.1           As additional security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant shall be required to deliver not later than the Expansion Premises Commencement Date an additional latter of credit in the amount of Fifty-seven thousand six hundred and no/100 Dollars ($57,600.00) (the “Basic Expansion Letter of Credit”) in favor of Landlord. See Section 3.14 below regarding delivery of a cash security deposit in lieu the Basic Expansion Letter of Credit.  If (A) no Event of Default shall exist at the time of any reduction and (B) there has been no material adverse change in the financial condition of Tenant (as defined below), Landlord shall permit the Basic Expansion Letter of Credit to be reduced as follows:

(a)           On March 31, 2008, the Basic Expansion Letter of Credit may be reduced to Forty-three thousand two hundred and no/100 Dollars ($43,200.00); and

(b)           On March 31, 2009, the Basic Expansion Letter of Credit may be reduced to Twenty-eight thousand eight hundred and no/100 Dollars ($28,800.00); and

(c)           On March 31, 2010, the Basic Expansion Letter of Credit may be reduced to Fourteen thousand four hundred and no/100 Dollars ($14,400.00); and

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(d)           On March 31, 2011 and payment by Tenant to Landlord of a $62,000 Lease Security Deposit as set forth in Section 3.3.12 of the Original Lease, as modified below, the Basic Expansion Letter of Credit may be reduced to Zero Dollars ($-0-), at which time Landlord shall have no further right to draw on the Basic Expansion Letter of Credit and will return the Basic Expansion Letter of Credit to Tenant upon written demand from Tenant.

3.1.2        If Tenant uses the entire Supplemental Tenant Improvement Allowance, as defined in the Work Letter, then at the time Tenant sends Landlord written notice electing Option 2, Tenant shall deliver a supplemental letter of credit in the amount of the Supplemental Tenant Improvement Allowance (as defined in the Work Letter) (the “Supplemental Expansion Letter of Credit”).  If Tenant uses less than the entire Supplemental Tenant Improvement Allowance, the Supplemental Expansion Letter of Credit may be reduced to the amount of the Supplemental Tenant Improvement Allowance actually used by Tenant.  If (A) no Event of Default shall exist at the time of any reduction and (B) there has been no material adverse change in the financial condition of Tenant (as defined below), Landlord shall permit the Supplemental Expansion Letter of Credit to be reduced by twenty percent (20%) of the original stated amount at the end of each of the first five (5) Lease Years with the Supplemental Letter of Credit being reduced to Zero Dollars ($-0-) at the end of the fifth Lease Year, at which time Landlord shall have no further right to draw on the Supplemental Expansion Letter of Credit and will return the Supplemental Expansion Letter of Credit to Tenant upon written demand from Tenant.

3.1.3           As used in the Lease, “Letter of Credit” means, collectively, the Basic Letter of Credit and Basic Expansion Letter of Credit and; if applicable, the Supplemental Letter of Credit and Supplemental Expansion Letter of Credit.

3.1.4        At Tenant’s election, Tenant may deliver to Landlord a cash security deposit of $57,600 in lieu of the Basic Expansion Letter of Credit described in Section 3.1.1 above.  If Tenant satisfies all the requirements for reduction of the Basic Letter of Credit, Supplemental Letter of Credit, Basic Expansion Letter of Credit and Supplemental Expansion Letter of Credit (if applicable) as of March 31, 2008, then upon Landlord’s receipt of one or more new Letters of Credit or amendments to the existing Letters of Credit in the aggregate amount required as of April 1, 2008 and in form required pursuant to the Lease, as amended by this Amendment, Landlord shall promptly return the aforementioned cash security deposit of $57,600 to Tenant. Tenant shall deliver the foregoing $57,600 cash security deposit to Landlord not later than and as a condition, to Landlord’s delivery of the Expansion Premises to Tenant upon Substantial Completion.

3.2           Cash Security Deposit.  The cash Lease Security Deposit required to be deposited on or before March 31, 2011 pursuant to Section 3.3.12 of the Original Lease is hereby increased from Fifty thousand and no/100 Dollars ($50,005.00) to Sixty-two thousand and no/100 Dollars ($62,000.00), as security for the full and faithful payment of all sums due under the Lease and the full and faithful performance of every covenant and condition of the Lease to be performed by Tenant.

3.3           Applicability of Section 3.3 of Original Lease.  Except as modified above, all other terms and conditions of Section 3.3 of the Original Lease shall apply to the Letters of Credit and cash Lease Security Deposit for the Expansion Premises.

SECTION 4:  TENANT WORK PERFORMANCE

4.1           Tenant Work Performance.  Section 4 5 of the Original Lease is deleted in its entirety and the following Section 4 5 is substituted in its place.

4.5          Tenant Work Performance.  Any Tenant Alterations to be performed under this paragraph shall be performed by contractors approved in advance in writing by Landlord pursuant to one or more construction contracts in form and content approved in advance in writing by Landlord. Approval shall be subject to Landlord’s discretion and shall include a requirement that the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations:  (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and

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Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contact is to be performed and (b) employ only members of such labor organizations to perform work within their respective jurisdictions.  With the prior written approval of Landlord which may be withheld in Landlord’s sole and absolute discretion, in the preceding sentence a project labor agreement may be substituted in place of a collective bargaining agreement, and an independent, nationally recognized labor organization may be substituted in place of a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord other tenants of landlord if Tenant’s contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord’s consent, to the continuation of such work may be withdrawn upon written notice to Tenant.  All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship Tenant shall pay for all damages to the Premises, Building and Land caused by Tenant or Tenant’s Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

SECTION 5:  MISCELLANEOUS PROVISIONS

5.1           Authority.  If Tenant is a partnership, company, corporation or other entity, each individual executing this Amendment on behalf of Tenant represents and warrants to Landlord that he or she is duty authorized to so execute and deliver this Amendment and that all partnership, company, corporation or other entity actions and consents required for execution of this Amendment have been given, granted or obtained.  If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Amendment and the authority of the person executing this Amendment on its behalf.  Landlord represents that the individual executing this Amendment on behalf of Landlord is duly authorized to so execute and deliver this Amendment and that all actions and consents required for execution of this Amendment have given, granted or obtained.

5.2           Notice Addresses.  The current notice addresses for Landlord are shown on the signature page of this Amendment.

5.3           Waiver of Jury Trial.  Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant’s or occupancy of the Premises.

5.4           Ratification.  Except as expressly or by necessary implication amended or modified hereby, the terms of the Original Lease are hereby ratified, confirmed and continued in full force and effect.

5.5           Brokers.  Landlord and Tenant warrant and represent that they have dealt with no real estate broker in connection with this Amendment other than the Brokers, and that no other broker is entitled to any commission on account of this Amendment The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, damage or expense, including reasonable attorneys’ fees, arising from the breach.

Signatures on Next Page

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IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:	LANDLORD:

c/o Kennedy Associates Real Estate Counsel LP Attn: Senior Vice President - Asset Management 1215 Fourth Avenue, Suite 2400 Seattle, WA 98161	NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C F R Section 9 18
Facsimile: 206-682-4769	By: Kennedy Associates Real Estate Counsel LP
Authorized Signatory
With copy to:
By: Kennedy Associates Real Estate Counsel GP,
Kennedy Associates Real Estate Counsel LP	LLC, its general partner
Attn: Vice President - Asset Management
7315 Wisconsin Avenue	By:	/s/ James R. Landau
Suite 350 West	Name: James R. Landau
Bethesda, MD 20814	Its: Vice President
Facsimile: 301-656-9339

and to Landlord’s Trustee:

NewTower Trust Company
Mult-Employer Property Trust
c/o NewTower Trust Company
Attn: President/MEPT
or Patrick O’Mayberry
Three Bethesda Metro Center, Suite 1600
Bethesda, MD 20814
Facsimile: 240-235-9951

with a copy to Manager at:

Trammell Crow Services, Inc. 500 East Pratt Street Suite 500 Baltimore, Maryland 21202

Designated Address for Tenant:	TENANT:

METASTORM, INC., a Maryland corporation

Metastorm. Inc.	By:	/s/ Robert J. Farrell
500 East Pratt Street Suite 1250
Baltimore; Maryland 21202	Name:	Robert J. Farrell

Facsimile: 443-874-1338	Its:	President/CEO

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LANDLORD ACKNOWLEDGEMENT

STATE OF MARYLAND            )

                                                                      ) ss

COUNTY OF MONTGOMERY  )

On this 28th day of February 28, 2007, before me, personally appeared James R. Landau, to be known to be a VP of Kennedy Associates Real Estate Counsel, Inc., the authorized signatory of the NewTower Trust Company Multi-Employer Property Trust, the trust that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Trust, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Melissa Mclean

Name:	Melissa Mclean
NOTARY PUBLIC in and for the state of residing at My appointment expires August 29, 2009

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TENANT ACKNOWLEDGEMENT (CORPORATION)

SEE ATTACHED LOOSE CERTIFICATE

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}
ss
County of San Diego

On Feb. 20, 2007, before me, Megan McGarty, Notary Public, personally appeared Robert J. Farrell

[SEAL]

☐ personally known to me

☒ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument

WITNESS my hand and official seal

Place Notary Seal Above	/s/ Megan McGarty
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document

Description of Attached Document

Title or Type Document: Lease Amendment

Document Date: February 20, 2007	Number of Pages: 11

Signer(s) Other Than Named Above: James R. Landan

Capacity Claimed by Signer

Signer’s Name: Robert J. Farrell
☐ Individual
☒ Corporate Officer — Title(s): President/CEO
☐ Partner — ☐ Limited ☐ General	RIGHT THUMBPRINT
☐ Attorney in Fact	OF SIGNER Top of thumb here
☐ Trustee
☐ Guardian or Conservator
☐ Other:

Signer is Representing:
Metastorm, Inc.,
a Maryland Corporation

© 2004 National Notary Association 9350 De Soto Avenue, P.O. Box 2402 Chatsworth, CA 91313-2402	Item No. 2007 Reorder: Call toll Free 1 800 676 6827

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Exhibit B-1

Location of Expansion Premises

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Exhibit C-1
SCHEDULE OF DELIVERIES

Action	Scheduled Date
Landlord submits space plan to Tenant for approval	Seven (7) days after lease execution (2/19/07)
Tenant Approves Space Plan	One (1) day after submission by LL (2/20/07)
Landlord’s Agent submits CDs to Tenant for approval	Twenty One (21)-days after space plan approval (3/13/07)
Tenant Approves CD’s for Bidding	Two (2) days after submission by LL (3/15/07)
Landlord submits approved bid packages to General Contractors for sub bids	One (1) day after tenant approval (3/16/07)
Subcontractor/General Contractor Bids due to landlord/Tenant	Nine (9) business days after bidding (3/29/07)
Landlord submits approved plans for building permit	One(1) day after tenant approval (3/16/07)
Landlord receives and reviews bids, selects contractor	One (1) day after receiving bids (3/30/07)
GC/Landlord/Tenant to complete Value Engineering if required	Three (3) days after receiving bids (4/4/07)
Tenant approves excess cost if required	One (1) day (4/5/07)
Landlord issues NTP to GC and Contract sent to GC execution	One (1) day after tenant approval of cost (4/6/07)
Target construction start date	April 9, 2007*
Target date for Substantial Completion of Tenant Improvement Work	May 11, 2007
Target date for punchlist completion	June 1, 2007

Notes:

•                  The work schedule assumes the absence of material lead-time issues and the execution of the lease amendment on 2/12/07*.  Further, the work schedule assumes the following:

•                  Intermediate milestone dates:

March 26, 2007	for building permit approval;
April 16, 2007	general contractor submits for sprinkler/fire alarm
May 1, 2007	for sprinkler/fire alarm permit approval
May 10, 2007	for sprinkler/fire alarm inspection approval

•                  These dates must be achieved in order to maintain the target dates for substantial completion and final completion of the Tenant Improvements.  Delays beyond these dates will delay the substantial and final completion dates, issuance of building permits are not under landlord control.  Permit issuance dates are estimated only and are based on recent historical data with Baltimore City permit office.

•                  All permits and work by Tenant and Tenant’s vendors must be coordinated with Landlord’s construction schedule  The Tenant’s work and permits include but are not limited to:  telephone and data cabling and permits; systems furniture and permits; telephone service and installation; moving.

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LEASE MEMORANDUM

NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and Metastorm, Inc., a Maryland corporation as Tenant, executed that Lease dated as of February 9, 2006 (the “Lease”).

The Lease contemplates that this document shall be delivered and executed, as set forth in the paragraph entitled “Lease Memorandum”.  This Lease Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1              The Commencement Date of the Lease is March 31, 2006.

2              The end of the Lease Term and the date on which this Lease will expire is March 31, 2016.

3              The Lease is in full force and effect as of the date of this Lease Memorandum. By execution of this Lease Memorandum, Tenant confirms that as of the date of the Lease Memorandum. Tenant has no claims against Landlord and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4              The Premises consist of approximately 9,196 rentable square feet.

5              Base Rent:  The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the-following table:

Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./Annum		Annual Base Rent		Monthly Base Rent Installment (Annual+ 12)		Monthly Base Rent Plus Tenant Improvement Amortization
Beginning	Ending
March 31, 2006	March 31, 2006	$32.00		$806.22		806.22		$0.00
April 1, 2006	August 31, 2006	$32.00	*	$122,613.35 (5 months)	*	$24,522.67	*	$1,164.91
September 1, 2006	March 31, 2007	$16.00		$85,829.31 (7 months)		$12,261.33		$13,426.24
April 1, 2007	August 31, 2007	$16.48		$63,145.85 (5 months)		$12,629.17		$13,794.08
September 1, 2007	March 31, 2008	$32.96		$176,808.45 (7 months)		$25,285.35		$26,423.26
April 1, 2008	March 31, 2009	$33.95		$312,204.24		$26,017.02		$27,181.93
April 1, 2009	March 31, 2010	$34.97		$321,584.16		$26,798.68		$27,963.59
April 1, 2010	March 31, 2011	$36.02		$331,239.96		$27,603.33		$28,768.24
April 1, 2011	March 31, 2012	$37.10		$341,171.64		$28,430.97		$29,595.88
April 1, 2012	March 31, 2013	$38.21		$351,379.20		$29,281.60		$30,446.51
April 1, 2013	March 31, 2014	$39.36		$361,954.56		$30,162.88		$31,327.79
April 1, 2014	March 31, 2015	$40.54		$372,805.80		$31,067.15		$32,232.06
April 1, 2015	March 31, 2016	$41.76		$384,024.96		$32,002.08		$33,166.99

*Subject to abatement pursuant to paragraph 3.2

6                                                              Tenant’s Pro Rata Share is Three and 29/100 percent (3.29%).

Dated:	Dated:

LANDLORD:	TENANT:
NewTower Trust Company Multi-Employer Property	Metastorm, Inc.,
Trust, a trust organized under 12 C.F.R. Section 9.18	a Maryland Corporation

By: Kennedy Asociates Real Estate Counsel, LP,	By:
Authorized Signatory	Name:
*	Its:
By:
Name:
Its:

*By:	Kennedy Associates Real Estate Counsel GP, LLC its general
partner

OFFICE LEASE
(500 EAST PRATT)

THIS LEASE (this “Lease”) is made as of February 9, 2006 by and between

“Landlord”                                                      NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, a trust organized under 12 C.F.R. Section 9.18

and

“Tenant”                                                                      METASTORM, INC., a Maryland corporation

TABLE OF CONTENTS

SECTION 1: DEFINITIONS	5
Access Laws	4
Additional Rent	4
Base Amount Allocable to the Premises	4
Base Rent	4
Brokers	4
Building	4
Business Day	4
Claims	4
Commencement Date	5
ERMA	5
Estimated Operating Costs Allocable to the Premises	5
Events of Default	5
Governmental Agency	5
Governmental Requirements	5
Hazardous Substance(s)	5
Land.	5
Landlord	5
Landlord’s Amts	5
Lease Memorandum	5
Lease Seventy Deposit	5
Lease Term	5
Lease Year	5
Lender	5
Managers Address	5
Operating Costs	5
Operating Costs Allocable to the Premises	5
Parking Ratio	5
Permitted Use	6
Prepaid Rent	6
Premises	6
Prime Rate	6
Project	6
Property Taxes	6
Punch List Work	6
Restrictions	6
Substantial Completion	6

Telecommunication Facilities		7
Telecommunication Services		7
Tenant		7
Tenant Alterations		7
Tenant Improvement Allowance		7
Tenant Improvements		7
Tenant’s Agents		7
Tenants Pro Rata Share		7
Work Letter		7
Year		7
SECTION 2: PREMISES AND TERM		7
2.1	Lease of Premises	7
2.2	Lease Term	7
2.3	Tenant Improvements	7
2.4	Commencement Date	7
2.5	Tenant’s Contribution to Tenant Improvement Costs	8
2.6	Lease Memorandum	8
2.7	Use and Conduct of Business	8
2.8	Compliance with Governmental Requirements and Rules and Regulations	9
2.9	Intentionally Deleted.	9
2.10	Renewal Terms	9
2.11	Right of First Offer Space	10
SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE		11
3.1	Payment of Rental	11
3.2	Base Rent	11
3.3	Lease Security Provisions	11
3.4	Additional Rent	14
3.5	Utilities	20
3.6	Holdover	21
3.7	Late Charge	21
3.8	Default Rate	21
SECTION 4: MANAGEMENT AND LEASING PROVISIONS		21
4.1	Maintenance and Repair by Landlord	21
4.2	Maintenance and Repair by Tenant	22
4.3	Common Areas/Security	22
4.4	Tenant Alterations	23
4.5	Tenant’s Work Performance	23
4.6	Surrender of Possession	24
4.7	Removal of Property	24
4.8	Access	24
4.9	Damage or Destruction	25
4.10	Condemnation	26
4.11	Parking	26
4.12	Indemnification	26
4.13	Tenant Insurance	26
4.14	Landlord’s Insurance	27
4.15	Waiver of Subrogation	27
4.16	Assignment and Subletting by Tenant	28
4.17	Assignment by Landlord	30
4.18	Estoppel Certificates and Financial Statements	30
4.19	Modification for Lender	31
4.20	Hazardous Substances	31
4.21	Access Laws	31
4.22	Quiet Enjoyment	32
4.23	Signs	32

4.24	Subordination	32
4.25	Intentionally Deleted.	33
4.26	Brokers	33
4.27	Limitation on Recourse	33
4.28	Mechanic’s Liens, and Tenant’s Personal .Property Taxes.	33
4.29	Landlord’s Security Interest	33
SECTION 5: DEFAULT AND REMEDIES		34
5.1	Events of Default.	34
5.2	Remedies	34
5.3	Right to Perform	36
5.4	Landlord’s Default	36
SECTION 6: MISCELLANEOUS PROVISIONS		36
6.1	Notices	36
6.2	Attorney’s Fees and Expenses	36
6.3	No Accord and Satisfaction	37
6.4	Successors; Joint and Several Liability	37
6.5	Choice, of Law	37
6.6	No Waiver of Remedies	37
6.7	Offer to Lease	37
6.8	Force Majeure	37
6.9	Landlord’s Consent	38
6.10	Severability; Captions	38
6.11	Interpretation	38
6.12	Incorporation of Prior Agreement; Amendments	38
6.13	Authority	38
6.14	Time of Essence	38
6.15	Survival of Obligations	38
6.16	Consent to Service	38
6.17	Landlord’s Authorized Agents	38
6.18	Waiver of Jury Trial	39

LISTING OF EXHIBITS

Exhibit A	Legal Descriptions of the Land
Exhibit B	Drawing Showing Location and Configuration of the Premises
Exhibit C	Work Letter
Exhibit D	Form of Lease Memorandum
Exhibit E	Rules and Regulations
Exhibit F	Description of Permitted Exterior Signs
Exhibit G	Schedule of Cleaning Services
Exhibit H	Letter of Credit Criteria

SECTION 1: DEFINITIONS

Access Laws:  The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

Additional Rent:  Defined in paragraph captioned “Additional Rent.”

Base Amount Allocable to the Premises.  Defined in paragraph captioned “Additional Rent.”

Base Rent:  The rate per rentable square foot per annum and the portion of file Lease Term during which such monthly Base Rent is payable shall be determined from the following table except to the extent the next sentence applies.  If the final determination of the rentable square feet for the Premises made about the Commencement Date in accordance with the definition of the term “Premises” and the paragraph entitled “Lease Memorandum” differs from the number of rentable square feet utilized in the following table, the Base Rent should be recomputed using the annual rental rates specified in the table and the finally determined rentable square feet for the Premises Base Rent set forth in tabular form in the Lease Memorandum shall be final and conclusive as, when and to the extent specified in the paragraph entitled “Lease Memorandum.”

Applicable Portion of Lease Term	Rate Per/Rentable Sq. Ft./Annum		Annual Base Rent		Monthly Base Rent Installment (Annual + 12)
Lease Year 1 (first five months)	$32.00	*	$122,613.35 (5 months)	*	$24,522.67	*
Lease Year 1 (last seven months)	$16.00		$85,829.31 (7 months)		$12,251.33
Lease Year 2 (first five months)	$16.48		$63,145.85 (5 months)		$12,629.17
Lease Year 2 (last seven months)	$32.96		$176,808.45 (7 months)		$25,258.35
Lease Year 3	$33.95		$312,204,24		$26,017.02
Lease Year 4	$34.97		$321,584.16		$26,798.68
Lease Year 5	$36.02		$331,239.96		$27,603.33
Lease Year 6	$37.10		$341,171.64		$28,430.97
Lease Year 7	$38.21		$351,379.20		$29,281.60
Lease Year 8	$39.36		$361,954.56		$30,162.88
Lease Year 9	$40.54		$372,805.80		$31,067.15
Lease Year 10	$41.76		$384,024.96		$32,002.08

* Subject to abatement pursuant to Paragraph 3.2.

Brokers:  Tenant was represented in this transaction by Scheer Partners, Inc., a licensed real estate broker.  Landlord was represented in this transaction by Trammell Crow Services, Inc. , a licensed real estate broker.

Building:  The building located on the Land at 500 East Pratt Street, Baltimore, Maryland, 21202, and containing approximately 279,716 of rentable square feet of office space.

Business Day:  Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Washington, DC.

Claims:  An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

Commencement Date: The earlier to occur of: (a) the date of Substantial Completion; or (b) the date on which Tenant takes possession of all or part of the Premises.

ERISA:  The Employee Retirement Income Security Act of 1974, as now or hereafter amended, and the regulations promulgated under it.

Estimated Operating Costs Allocable to the Premises:  Defined in paragraph captioned “Additional Rent”.

Events of Default:  One or more of those events or states of facts defined in the paragraph captioned “Events of Default”.

Governmental, Agency:  The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including, the fire department having jurisdiction over the Land.

Governmental Requirements:  Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

Hazardous Substance(s):  Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

Land:               The land upon which the Building is located in Baltimore City, State of Maryland, as legally described in Exhibit A attached to this Lease.

Landlord:  The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned “Assignment by Landlord”.

Landlord’s Agents: The trustee of and consultants and advisors to the Landlord and employees of the foregoing.

Lease Memorandum:  Defined in paragraph entitled “Lease Memorandum”.

Lease Security Deposit:  The cash sum of Fifty Thousand Dollars ($50,000.00) and the letter of credit delivered by Tenant to Landlord as described in the paragraph entitled “Security Provisions”.

Lease Term:  Commencing on the Commencement Date and ending on the last day of that calendar month which “is one hundred twenty (120) months after the Commencement Date.

Lease Year: (i) Each twelve (12) month period commencing on the Commencement Date, and (ii) each successive period of twelve (12) calendar months thereafter during the Lease Term; provided that if the Commencement Date occurs on (x) the 1st through the 15th days of the first calendar month, then the first Lease Year shall be the remainder of such calendar month and the next successive eleven (11) calendar months, and (y) the 16th through the last day of the calendar month, then the first Lease Year shall be the remainder of such calendar month and the next successive twelve (12) calendar months.

Lender: Defined in paragraph entitled “Landlord’s Default”.

Manager:  Trammell Crow Services, Inc., or its replacement as specified by written notice from Landlord to Tenant.

Manager’s Address: Trammell Crow Services, Inc., 500 East Pratt Street, Baltimore, Maryland 21202, which address may be changed by written notice from Landlord to Tenant.

Operating Costs:  Defined in paragraph captioned “Additional Rent”.

Operating Costs Allocable to the Premises:  Defined in paragraph captioned “Additional Rent”.

Parking Ratio:  2.5 parking stalls per 1,000 rentable square feet of the Premises.

Permitted Use:  General business office uses, so long as such use is consistent with Governmental Requirements and with first class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located.

Plans:    Those certain plans and specifications for the Tenant Improvements as prepared by Tenant and approved by Landlord in accordance with Exhibit C and any modifications to them approved in writing by Landlord and Tenant pursuant to Exhibit C.

Prepaid Rent:  $12,261.33, to be applied toward Base Rent for the first full calendar month of the Lease Term or to the first month in which full rent is due.

Premises:  The portion of the Building depicted on the plan attached to this Lease as Exhibit B, together with the right in common with other tenants of the same floor of the Building to use the exterior balcony, which shall be demised using a metal railing.  Based on measurements conducted by Landlord’s architect, the Premises as of the Commencement Date shall contain 9,196 rentable square feet of the approximate total 279,716 rentable square feet of office space for the entire Building.  The method used by the Landlord in establishing its estimates of rentable square feet for the Premises and the Building and the determination of rentable square feet at or about the Commencement Date shall be made, in accordance BOMA guidelines (ANSI/BOMA Z65.1 1996).  Based on measurements by Landlord’s architect, the add-on factor for the twelfth floor is 19.39%.  Any additions to the Premises shall be measured in accordance with BOMA guidelines (ANSI/BOMA Z65 1 1996).

Prime Rate:  Defined in paragraph captioned ‘‘Default Rate”.

Project:  The Land, together with all improvements, including the Building.

Property Taxes: (a) Any form of ad valorem real: or personal property tax or assessment imposed by any Governmental Agency on the Project or any personal property owned by Landlord located on such Project; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge expense or imposition made or required by any Governmental Agency on any Interest of Landlord in such Project or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Project; (d) any governmental impositions allocable to or measured by the area of any or all of such Project or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Project or personal property; (e) any gross receipts or other excise tax allocable to, measured by or a function of any one or more of the matters referred to in clause (d); or (f) any amounts payable by Landlord in lieu of real property taxes pursuant to a Payment in Lieu of Taxes Agreement with the applicable Governmental Agency.  Property Taxes shall not include taxes on Landlord’s net income.  Any special assessments or charges for capital expenditures or infrastructure shall be included in Property Taxes only to the extent it is levied after the Commencement Date and then only based upon that installment thereof (including interest thereon) payable in a particular tax year assuming such special assessment was spread over the longest term available to Landlord by the assessing authority and at the interest rate available from the assessing authority.

Punch List Work:  Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

Restrictions:  Any covenants, conditions and restrictions applicable to the Land attached as a supplement to Exhibit E.

Substantial Completion:  The date that the Tenant Improvements have been completed substantially in accordance with the Plans, subject to Punch List Work, as more fully defined in the Work Letter.

Telecommunication Facilities:  Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.

Telecommunication Services:  Services associated with electronic telecommunications, whether in a wired or wireless mode.  Basic voice telephone services are included within this definition.

Tenant:  The person or entry(ies) named on the first page of this Lease.

Tenant Alterations:  Defined in paragraph captioned “Tenant Alterations”.

Tenant Improvement Allowance:  Defined in the Work Letter.

Tenant Improvements:  Those alterations or improvements to the Premises as appear and are depicted in the Plans.

Tenant’s Agents:  Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employee, customers, guests, invitees or visitors of Tenant.

Tenant’s Pro Rate Share:  Three and 29/100 Percent (3.29%) which shall be final, conclusive and controlling during the Lease Term for all purposes unless a change appears in the Lease Memorandum on the measurement of the Premises.

Work Letter:  The Work Letter Agreement attached to this Lease as Exhibit C.

Year:  A calendar year commencing January 1 and ending December 31 or that portion of the calendar year within the Lease Term.

SECTION 2: PREMISES AND TERM

2.1           Lease of Premises.  Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2           Lease Term.  The Lease Term Shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

2.3           Tenant Improvements.  Promptly following agreement to the Plans pursuant to the Work Letter, Landlord shall commence and complete construction of the Tenant Improvements in accordance with the Work Letter.  Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord unless such are expressly set forth in this Lease.  The Tenant Improvements to Premises shall be completed in a good and workmanlike manner and in substantial compliance with applicable laws, rules, and regulations and shall include delivery by Landlord of a certificate of occupancy or other form of governmental authorization, as required by law, issued by the appropriate governmental entity, stating that the Premises may lawfully be occupied.

2.4           Commencement Date.  Landlord shall notify Tenant in writing of Substantial Completion.  If Tenant believes that Substantial Completion has not occurred, Tenant shall notify Landlord in writing of its objections within five (5) Business Days after its receipt of the Landlord’s notice described in the preceding sentence.  Landlord shall have a reasonable time after its receipt of Tenant’s notice in which to take such action as may be necessary to achieve Substantial Completion, and shall notify Tenant in writing when such has been achieved.  Taking of possession by Tenant shall establish the Commencement Date as specified in the definition of that term even if Tenant disputes whether Substantial Completion has occurred or attempts to condition or qualify the taking of possession.  In the event of any dispute as to whether Substantial Completion has occurred, the receipt of a temporary certificate of occupancy as described in Paragraph 2(b) of the Work Letter shall be conclusive unless a temporary certificate of occupancy is unavailable or delayed due to causes which are Tenant’s responsibility shall be conclusive.  If on the Commencement Date, Punch List Work remains to be completed, Landlord, Tenant, and the Architect (as defined in the Work Letter) shall agree on such Punch List Work prior to occupancy by Tenant and Landlord will promptly complete it after the Commencement Date in accordance with Paragraph 4(g) of the Work Letter.  In no event shall Tenant’s refusal or failure to agree on the nature and extent of Punch List Work or the existence of items of Punch List Work delay or postpone the occurrence of the Commencement Date.  Tenant shall make no changes to the Plans or the work reflected in the Plans without the consent of Landlord.

2.5           Tenant’s Contribution to Tenant Improvement Costs.

2.5.1           If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay to Landlord such excess within twenty (20) Business Days after demand made from time to time by Landlord.  If Tenant fails to pay to Landlord the cost of any such excess Tenant Improvements as and when due, Landlord may elect to suspend work on the Tenant Improvements pending such timely payment, and the Commencement Date shall be deemed to have occurred on the date that Substantial Completion would have been achieved absent such suspension of work.

2.5.2           All Tenant Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, if Landlord elects to require Tenant to remove all or any portion of the Tenant Improvements (including Telecommunication Facilities installed by or on behalf of Tenant), Landlord shall make such election in writing to Tenant at the time Landlord approves Tenant’s final Plans and Specifications.  If Landlord makes such election and so notifies Tenant, Tenant shall be required to remove, at Tenant’s cost, the affected Tenant Improvements (including the affected Telecommunication Facilities) upon the expiration or earlier termination of this Lease.

2.6           Lease Memorandum.  Contemporaneously with Substantial Completion, Landlord shall prepare and submit to the Tenant a Lease Memorandum in the form of Exhibit D, completed in good faith by Landlord, and executed by Landlord.  The information inserted on the Lease Memorandum shall be controlling and conclusive and shall prevail over any inconsistent provision in this Lease on (a) the mutual execution of the Lease Memorandum by Landlord and Tenant or (b) the lapse of seven (7) days following delivery of the Lease Memorandum to Tenant without Tenant delivering to Landlord a written objection to all or part of the information in the Lease Memorandum.  If Tenant does object in good faith to any information set forth in the Lease Memorandum, it shall execute the Lease Memorandum subject to its specifically stated, written objections.  Tenant must explain the reasons for its objections in reasonable detail.  That portion of the Lease Memorandum to which no objection was made shall be conclusive and controlling.  Pending resolution of any dispute by agreement or a final determination by a court of competent jurisdiction in accordance with this Lease, Landlord’s information as inserted in the Lease Memorandum shall be utilized subject to any later adjustment agreed or found to be appropriate Tenant’s refusal or failure to execute a Lease Memorandum shall neither prevent nor delay the occurrence of the Commencement Date.  In no event shall the Lease Memorandum be recorded.

2.7           Use and Conduct of Business.

2.7.1           The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord.  Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use.  Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses.  Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

2.7.2           No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building.  Tenant shall not commit or allow to be committed or exist; (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord’s contracts affecting any or all of the Land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building.

2.7.3           Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power.  If any of Tenant’s apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance.  No food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld if the food or beverage machines are for the sole use of Tenant’s employees.

2.8           Compliance with Governmental Requirements and Rules and Regulations.  Tenant shall comply with all Governmental Requirements and Restrictions relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building and for the administration and management of the Building.  Current Rules and Regulations are attached to this Lease as Exhibit E.  Restrictions, if any exist, are attached as a supplement to Exhibit E.

2.9           Intentionally Deleted.

2.10         Renewal Terms.  Tenant shall have two (2) options (each, a “Renewal Option”) to renew the Lease Term for an additional period of three (3) years each (“Renewal Term” which shall be deemed part of the Lease Term), under the same terms and conditions of this Lease subject to the following:

2.10.1         Tenant shall exercise the option by providing written notice to Landlord of Tenant’s election to exercise each option no earlier than fifteen (15) months prior to the expiration of the Lease Term nor later than twelve (12) months prior to the expiration of the Lease Term, provided, however, that Tenants option to renew shall be subject to the condition that no Event of Default shall have occurred and be continuing as of the date of Tenant’s exercise of such option; and provided further, that if this Lease shall be terminated prior to the commencement of the Renewal Term, Tenant’s option to renew shall expire upon such termination.  Tenant shall have no other right to renew this Lease after expiration of the second Renewal Term.  Except as otherwise expressly provided in this Lease, all terms, covenants, and conditions of this Lease shall remain in full force and effect during each Renewal Term, except that (1) the Base Rent applicable to the first year of the Renewal Term shall be one hundred percent (100%) of the then prevailing market rate of rent for comparable space in Class A office properties in the Baltimore, Maryland central business district office market including concessions (the “Market Rate”) and (2) the Base Rent applicable to the succeeding years of the Renewal Term shall include a market escalation.  A new base year for Operating Costs and Property Taxes shall be established as part of the Market Rate determination.  If Tenant exercises its option hereunder, then within thirty (30) days after Tenant’s renewal notice, Landlord shall notify Tenant in writing of Landlord’s determination of the Market Rate.  If Tenant notifies Landlord that Tenant disagrees with Landlord’s determination of the Market Rate within thirty (30) days after receipt of Landlord’s notification and if Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s notice to Landlord of Tenant’s disagreement (the “Outside Agreement Date”), then Tenant shall have the right to revoke its exercise of the Renewal Option by giving Landlord written notice of such revocation not later than the expiration of such Thirty (30) day period and thereafter Tenant shall surrender the Premises to Landlord on the expiration of the then-current term, and Landlord shall be relieved of all liability created by such Renewal Option.  If Tenant shall fail to exercise its right to revoke the Renewal Option by the Outside Agreement Date, then each party shall place in a separate sealed envelope its final proposal as to Market Rate and such determination shall be submitted to arbitration in accordance with paragraph (a) through (e) below.  Failure of Tenant to so object in writing to such rental or provide notice of Tenant’s revocation of its Exercise of the Renewal Option within thirty (30) days after receipt of Landlord’s determination of the new Base Rent shall conclusively be deemed Tenant’s agreement with the Base Rent determined by Landlord.

(a)        Landlord and Tenant shall meet with each other within five (5) business Days after the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence.  If Landlord and Tenant do not mutually agree upon the Market Rate within ten (10) Business Days after the exchange and opening of envelopes, then, within ten (10) Business Days after the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitration who shall by profession be a real estate appraiser, lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as Market Rate prior to the appointment.  The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Premises is the closer o the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Paragraph 0.  Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary.  In addition Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) Business Days after the appointment of the arbitrator any market data and additional information that, such party deems relevant to the determination of Market Rate (“MR Data”) and the other party. may submit a reply in writing within five (5) Business Days after receipt of such MR Data.

(b)       The arbitrator shall, within thirty (30) days after his or her appointment, reach a decision as to whether the parties shall use Landlord’s      Tenant’s submitted Market Rate, and shall notify Landlord and Tenant of such determination.

(c)        The decision and award of the arbitrator shall be final, conclusive, and binding on the parties, absent settlement by agreement of tie parties prior to the rendering by the arbitrator of any such decision and award.  If the Market Rate is not finally determined prior to the commencement of the extension term in question, Tenant shall pay Base Rent based upon the higher of Tenant’s proposed Base Rent or the Base Rent payable under this Lease immediately prior to the expiration of the prior term of this Lease until the final determination of the Market Rate as provided above.  If the final determination of such Market Rate is different from the amount paid by Tenant, Landlord shall credit toward future Rent payments any overpayment of Base Rent from the commencement of the Renewal Term in question until such final determination.

(d)       If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by any judge having jurisdiction over the parties.  Either Landlord or Tenant may petition such judge for such appointment.

(e)        The cost of arbitration shall be paid by Landlord and Tenants equally

Immediately after the Basic Rent for the Renewal Term is determined pursuant to this Section, Landlord and tenant shall execute an amendment to the Lease stating the new Basic Rent in effect.

2.10.2         If Tenant fails to give notice exercising the foregoing option by the date required herein, or if this Lease assigned by Tenant to an assignee that is not pursuant to a Permitted Transfer subject to the provisions of subparagraph 4.16.8, or fifty percent (50%) or more of the Premises in the aggregate is sublet for all or substantially all of the remaining Term to one or more sublessees that are not part of a Permitted Transfer, then Tenant’s rights and options to renew shall be automatically terminated and of no further force or effect.

2.11         Right of First Offer Space

2.11.1         Tenant shall have a right of first offer to expand into approximately 2,000 rentable space on the twelfth (12th) floor of the Building (the “ROFO Space”) that is or becomes available for lease.

2.11.2         When Landlord issues an offer to lease any portion of the ROFO Space (except to a then existing tenant of such space) during the Lease Term, Landlord shall simultaneously notify Tenant that such space is available stating the terms upon which Landlord is willing to lease the space to others (“Landlord’s Notice”).  Tenant shall have five (5) Business Days to notify Landlord in writing of Tenant’s election to lease all of such offered space that is included in the applicable portion of the ROFO Space upon all of the terms and conditions of this lease, including the Lease Term except that, rent and allowance for tenant improvements shall be as stated in Landlord’s Notice unless Tenant exercises its right to lease the ROFO Space within eight (8) months after the Commencement Date of this Lease, in which event (x) the rental terms will be as stated in this Lease except that Tenant will have the benefit of any remaining Base Rent abatement for the ROFO Space as if the Commencement Date of the ROFO Space had been the Commencement Dais of the Lease and (y) the Tenant Improvement Allowance shall be as stated in the Work Letter, but prorated for the number of months remaining in the Lease Term for example, if the Commencement Date of the ROFO Space occurs at the beginning of the fifth (5th) month of the Lease Term, Base Rent for the ROFO Space shall fully abate for the (1st) month of the Lease Term of the ROFO Space and abate by fifty percent (50%) for the succeeding twelve (12) months thereafter.  If Tenant elects to lease such space, then upon such elections.  Landlord and Tenant shall enter into an amendment to this Agreement whereby Tenant shall lease such space from Landlord in accordance with the economic terms contained in the Landlord’s Notice, but otherwise in accordance with the terms and conditions of this Agreement.  If Tenant does not elect in writing within the five (5) Business Day period to lease such space, Landlord may thereafter lease the space to others without further notice to the Tenant.  Notwithstanding anything in this Paragraph 2.11.2 to the contrary, Landlord shall have no obligation to honor Tenant’s rights with respect to ROFO space during the last two (2) years of the Lease Term unless Tenant has any remaining Renewal Term option and has exercised or agrees to exercise the applicable Renewal Term when Tenant exercises its rights with respect to the available ROFO Space.

SECTION 3:  BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1           Payment of Rental.  Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United .States when due under this Lease, at the offices of Manager at Manager’s Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2           Base Rent.

3.2.1           On execution of this Lease, Tenant shall pay to Landlord the amount specified, if any, in the definition of Prepaid Rent for the month specified in the definition of that term Tenant agrees to pay the monthly installments of Base Rent to Landlord, without demand and in advance, on or before the first day of each calendar, month of the Lease Term from and after the Commencement Date.  The monthly Base Rent Installment for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the first calendar day of the month in which Tenant is obligated to commence making Base Rent payments after giving effect to the following Base Rent abatement period.

3.2.2           So long as no Event of Default by Tenant under this Lease exists at the time the applicable Base Rent payment is due, Base Rent shall abate during the first five (5) months of the Lease Term (“Free Rent”);

3.3           Lease Security Provisions.

3.3.1           As security for the full and faithful payment of all sums due under this Lease and the full and, faithful performance of every covenant and condition of this Lease to be performed by Tenant shall be required to deliver a letter of credit in the amount of Three hundred thousand and no/100 Dollars ($300,000.00) (the “Basic Letter of Credit”) in favor of Landlord.  If (A) no Event of Default shall exist at the time of any reduction and (B) there has been no material adverse change in the financial condition of Tenant (as defined below), Landlord shall permit the Basic Letter of Credit to be reduced as follows:

(a)        upon the completion of the twelfth (12th month of the Lease Term, which date shall be confirmed in the Lease Memorandum, the Basic Letter of Credit may be reduced to Two hundred sixty-seven thousand five hundred and no/100 Dollars ($267,500.00); and

(b)       upon the completion of the twenty-fourth (24th) month of the Lease Term, which date shall be confirmed in the Lease Memorandum, the Basic Letter of Credit may be reduced to One hundred seventy-nine thousand two hundred twenty-five and no/100 Dollars ($179,225.00); and

(c)        upon the completion of the thirty-sixth (36th) month of the Lease Term, which date shall be confirmed in the Lease Memorandum, the Basic Letter of Credit may be reduced to One hundred twenty thousand eighty and no/100 Dollars ($120,080.00); and

(d)       upon the completion of the forty-eighth (48th) month of the Lease Term, which date shall be confirmed in the Lease Memorandum, the Basic Letter of Credit may be reduced to Eighty thousand five hundred and no/100 Dollars ($80,500.00); and

(e)        upon the completion of the sixtieth (60th) month of the Lease Term and payment by Tenant to Landlord of a $50,000 Lease Security Deposit as set forth in Section 3.3.12 below, the Basic Letter of Credit may be reduced to Zero Dollars ($-0-), at which time Landlord shall have no further right to draw on the Basic Letter of Credit and will return the Basic Letter of Credit to Tenant upon written demand from Tenant.

3.3.2           If Tenant uses the entire Supplemental Tenant Improvement Allowance, as defined in the Work Letter, then at the time Tenant sends Landlord written notice electing Option 2, Tenant shall deliver a supplemental letter of credit in the amount of the Supplemental Tenant Improvement Allowance (as defined in the Work Letter) (the “Supplemental Letter of Credit”) If Tenant uses less than the entire Supplemental Tenant Improvement Allowance, the Supplemental Letter of Credit may be reduced to the amount of the Supplemental Tenant Improvement Allowance actually used by Tenant If (A) no Event of Default shall exist at the time of any reduction and (B) there has been no material adverse change in the financial condition of Tenant (as defined below).  Landlord shall permit the Supplemental Letter of Credit to be reduced by twenty percent (20%) of the original stated amount at the end of each of the first five (5) Lease Years with the Supplemental Letter of Credit being reduced to Zero Dollars ($-0-) at the end of the fifth Lease Year, at which time Landlord shall have no further right to draw on the Supplemental Letter of Credit and will return the Supplemental Letter if Credit to Tenant upon written demand from Tenant.

3.3.3           As used in this Lease, “Letter of Credit” means the Basic Letter of Credit and, if applicable, the Supplemental Letter of Credit.  Landlord shall have no obligation to permit the reduction or release of the Letter of Credit during continuation of an Event of Default, nor shall Landlord have any obligation to permit the reduction or release of the Letter of Credit if a material adverse change has occurred in the financial condition of Tenant. As used in this Paragraph 3.3.3, with respect to any scheduled Letter of Credit reduction a “material adverse change in financial condition” shall be deemed to have occurred if Tenant’s tangible net worth, determined in accordance with GAAP, for Tenant’s most recently completed fiscal year prior to the scheduled Letter of Credit reduction is less than the higher of Tenant’s tangible net worth for Tenant’s fiscal year 2005 or Tenant’s fiscal year immediately prior to Tenants most recently completed fiscal year prior to the scheduled Letter of Credit reduction (if more recent than fiscal-year 2005) At least thirty (30) days before the proposed reduction in the Letter of Credit, Tenant’ shall deliver to Landlord copies of Tenant’s applicable annual financial statements prepared in: accordance with GAAP, consistently applied, to demonstrate to Landlord’s reasonable satisfaction that no material adverse change in financial condition has occurred.

3.3.4           The Letter of Credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the requirements in the letter of credit criteria made Exhibit H If the Basic Letter of Credit has not been delivered to and accepted by Landlord on or before the full execution of this Lease, Tenant shall deliver the Basic Letter of Credit to Landlord within five (5) business days from the full execution of this Lease.  Pending delivery of the Basic Letter of Credit and Supplemental Letter of Credit Landlord may defer contracting for Tenant improvements.  Timely delivery of the Letter of Credit shall, at Landlord’s election, (a) be treated as a condition subsequent to the effectiveness of this Lease such that this Lease shall be voidable by Landlord by notice to Tenant if timely delivery of the Letter of Credit does not occur or (b) be treated by Landlord as an Event of Default.  If Landlord elects to treat the failure to deliver the Letter of Credit in a timely manner as an Event of Default, Landlord may pursue all available rights and remedies, including the right to specific performance.

3.3.5           Landlord may draw on the Letter of Credit, in whole or in part at Landlord’s election, without advance notice to Tenant at any time or from time to time on or after (a) the occurrence of any Event of Default, (b) if Tenant, or anyone in possession of the Leased Premises through Tenant, holds over without Landlord’s prior written consent after the expiration or earlier termination of this Lease, (c) Landlord is given notice by the issuer of the Letter of Credit that it is terminating Letter of Credit, (d) a confirming bank gives notice to Landlord that it will cease to act in that capacity, (e) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least such (60) days in advance of its expiration date or (f) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted any or against Tenant.

3.3.6           Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion if any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash Lease Security Deposit for application, at Lender’s election, to future sums owing to Landlord under this Lease.  In such order and priority as Landlord elects in its absolute discretion Tenant shall, within twenty (20) days after Landlord’s demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit.  If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered an Event of Default.

3.3.7           Additionally, Landlord’s draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages.  If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) days after the expiration or termination of the Lease Term and delivery of possession of the Leased Premises to Landlord in accordance with this Lease.

3.3.8           On any request by Landlord made during the Lease Term, Tenant shall use reasonable efforts to cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord.  If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement.

3.3.9           Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

3.3.10         In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Landlord shall have the right to transfer the Letter of Credit to the vendee or the transferee, Tenant shall pay any transfer fees charged by the issuing bank and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit.  Tenant shall cooperate in affecting such transfer.

3.3.11         No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all amounts drawn against the Letter of Credit or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

3.3.12         On or before the commencement of the sixth (6th) Lease Year, Tenant shall pay to Landlord the sum of Fifty thousand and no/100 Dollars ($50,000.00), as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant.  If an Event of Default by Tenant has occurred with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Lease Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Lease Security Deposit on hand at all times during the Lease Term.  In the event Tenant defaults on its obligations to pay Base Rent, Additional Rent or any other sum as and when due under this Lease on more than two occasions during any twelve (12) month period after the sixth (6th) Lease Year, Landed may, at any time thereafter require an increase in the Lease Security Deposit by an amount equal to twenty-five percent (25%) of the cash amount specified in the definition of the term Lease Security Deposit and Tenant shall immediately deposit such additional amount with Landlord upon Landlord’s demand.  Following such increase, the definition of the term Lease Security Deposit shall refer to the amount of the Lease Security Deposit prior to the increase plus the increased amount.  The remedy of increasing the Lease Security Deposits for Tenant’s multiple defaults shall be in addition to and not a substitute for any of Landlord’s other rights and remedies under this Lease or applicable Law.  Additionally, Landlord’s use or application of all or any portion of the Lease Security Deposit shall not preclude or impair any other rights or remedies provided for under this Lease or under applicable law and shall not be construed as a payment of liquidated damages.

3.3.13         If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the remaining Lease Security Deposit shall be repaid to Tenant, without interest, within thirty (30) Business Days after the expiration of this Lease.  Tenant may not mortgage, assign, transfer or encumber the Lease Security Deposit and any such act on the part of Tenant shall be without force or effect.

3.3.14         In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Lease Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord’s damages.

3.3.15         In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Landlord shall have the right to transfer the Lease Security Deposit to the vendee or the transferee, and upon such transfer, Landlord shall be considered released by Tenant from all liability for the return of the Lease Security Deposit.  Tenant shall look solely to the transferee for the return of the Lease Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Lease Security Deposit to a new transferee.  No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sum (or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

3.3.16         In the event of any rightful and permitted assignment of Tenant’s interest in this Lease, the Lease Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return of the Lease Security Deposit.

3.4           Additional Rent.  Definitions of certain terms used in this paragraph are set forth in the last subparagraph of this paragraph entitled “Additional Rent”.  Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the “Additional Rent”):

3.4.1           Estimated Operating Costs.  Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises.  This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term.  Landlord shall furnish Tenant a written statement of Estimated Operating Cost Allocable to the Premises in advance of the commencement of each Year.  If such written statement is furnished after the commencement of the Year, Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year for which no payment was paid.  Notwithstanding the foregoing,

Landlord reserves the right, but not more than once during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision, together with a reasonable rationale for such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly.

3.4.2           Actual Costs. Within ninety (90) days after the close of each year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year.  If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shell pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant.  If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3 4 1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord’s option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

3.4.3           Determination. The determination of Operating Costs Allocable to the Premises shall be made by Landlord using commercially acceptable practices for comparable first class buildings in downtown Baltimore consistently applied.

3.4.4           Operating Cost Audit. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records, unless Tenant has initiated an audit with respect to such period, in which event Landlord shall maintain such records for such reasonable time as Tenant may require to complete its audit.  Provided that no Event of Default has occurred by Tenant of any of its obligations under this Lease, Tenant may, at Tenant’s sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord’s records.  Such inspection, if any, shall be conducted no more than once each Year, during Landlord’s normal business hours within ninety (90) calendar days after receipt of Landlord’s written statement of Operating Costs Allocable to the Premises for the previous year, upon first furnishing Landlord at least twenty (20) calendar days prior written notice.  Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord’s choice.  In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease.  In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises.  If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5% Landlord shall reimburse Tenant for the cost of its audit.

3.4.5           End of Term If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs and Property Taxes Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 360; (c) the Operating Costs Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be .deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord’s delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (e) if Tenant is not then in an Event of Default of any of its obligations under this Lease.  Landlord’s and Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease.

3.4.6           Definitions. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

Operating Costs Base Amount Allocable to the Premises:  The Operating Costs Allocable to the Premises for the year beginning January 1, 2006 and ending December 31, 2006 (the “Base Year”).

Estimated Operating Costs Allocable to the Premises:  Landlord written estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

Operating Costs (net of Property Taxes):  All expenses, paid or incurred by Landlord for maintaining, operating and repairing any or all of the Project Premises, related improvements, and the personal property used in conjunction with such Project, Premises and related improvements, except for Property Taxes.  Included are all expenses paid or incurred by Landlord for:  (a) utilities, including electricity, water, gas, sewer, fire sprinkler charges, refuse collection, Telecommunication Services, cable television, steam, heat, cooling or any other similar service and which are not payable directly by tenants in the Project; (b) supplies; (c) cleaning, painting and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance premiums and applicable insurance deductible payments by Landlord; (f) management fees, not to exceed the prevailing market rate; (g) compensation (including employment taxes and fringe benefits) of all persons and business organizations who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (h) license, permit and inspection fees; (i) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (j) rental of any machinery or equipment; (k) audit fees and accounting services related to the Project and charges for the computation of the rents and charges payable by tenants in the Project (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (l) the cost of repairs or replacements; (m) charges under maintenance and service contracts; (n) .legal fees and other expenses of legal or other dispute resolution proceedings; (o) maintenance and repair of the roof and roof membranes; (p) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws, and to Increase the efficiency of any electrical, mechanical or other system servicing the Project or the Land; (q) elevator service and repair, if any; (r) business taxes and license fees; (s) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Project; and (t) the amortization of costs of capital improvements in accordance with the next sentence.  Costs associated with capital improvements installed or constructed by Landlord other than in the initial construction of the Project, whether such were constructed or installed before or after the Commencement Date, shall be amortized with interest return at the Prime Rate plus two (2) percentage points over the estimated useful life of the capital improvement as determined by Landlord and the annual amortization of principal and interest attributable to the Lease Term shall be an Operating Cost.  The capital improvements referred to in the previous sentence shall include:  replacement of roof structure and roof membranes; exterior painting; and upgrading Project common systems and facilities (including HVAC systems, and if owned by Landlord, Telecommunication Facilities).

Exclusions from Operating Costs:  Notwithstanding the foregoing, the following items shall be excluded from Operating Expenses:

(i)            debt service on Mortgages and any costs and expenses relating to a refinancing or debt modification, including legal fees, title insurance premiums, survey expenses, appraisal, environmental report, or engineering report;

(ii)           leasing commissions, brokerage fees or legal fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases and related documents with respect to the leasing, assignment or subletting of space for any occupant of the Building;

(iii)          the cost of tenant installations incurred in connection with preparing space for a new tenant or refurbishing or renovating space for an existing tenant;

(iv)          salaries and other compensations of personnel above the grade of building manager;

(v)           any expense for which Landlord is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant (including Tenant) of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder;

(vi)          capital costs, depreciation or amortization on Base Building structural elements and major Building systems not considered an operating expense under GAAP shall not be passed through except for (i) cost savings items and only to the extent of the savings actually achieved, and/or (ii) items required by law or regulation enacted after the date of the Lease (i) and (ii) above shall be passed through only as amortized on a straight line basis over the useful life of the expense according to GAAP;

(vii)         costs incurred by Landlord due to a violation of any lease in the Building or any superior Lease or Mortgage or penalties or charges arising due to violation of any Legal Requirement or insurance Requirement required to be complied with by Landlord;

(viii)        costs incurred from Landlord’s charitable or political contributions or as fees to community or real estate associations;

(ix)           attorneys fees and disbursements and other expenses, including settlement, incurred in connection with disputes with the Mortgagee or other tenants or occupants of the Building or associated with the enforcement of any leases or the defense of Landlord’s title or interest in the Project or any part thereof;

(x)            bad debt losses or reserves;

(xi)           accounting fees incurred in preparing Landlord’s financial reports for Landlord, its partners, affiliates or any Mortgagee or in preparing Landlord’s tax returns or other accounting fees not directly related to the preparation of Operating Cost Statements;

(xii)          travel and meal expenses of Landlord’s management and leasing employees;

(xiii)         cost of removal of Hazardous Substances from the Project which were performed or should have been performed pursuant to environmental studies and recommendations received by Landlord in connection with the initial construction, renovation, and/or rehabilitation of the Building or due to any other pre-existing environmental condition;

(xiv)        all costs applicable solely to any additional buildings constructed on the Project;

(xv)         costs incurred in performing work or furnishing services or utilities for any tenant or other occupant, whether at such tenants or other occupant’s or Landlord’s expense, to the extent that such work or service or utility is in excess of any work or service of utilities that Landlord is obligated to furnish to Tenant at Landlord’s expense and is not available to tenants generally;

(xvi)        professional fees for tax certiorari proceedings;

(xvii)       any expense for which Landlord is reimbursed by any tenant as an additional charge in excess of Annual Fixed Rent and Additional Charges;

(xviii)      overhead and profit increment paid to affiliates of Landlord for services to the extent that such costs exceed the costs of such services were they not rendered by an affiliate (except the agreed management/administrative fee);

(xix)         advertising and promotional expenses with respect to the Project;

(xx)          cost of permanent works of art (as distinct from decorations, which are includible in Operating Expenses);

(xxi)         franchise, gains, estate or income taxes imposed upon the income of Landlord;

(xxii)        costs with respect to a sale of the Building or the Project;

(xxiii)       any costs and compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or located within the Project;

(xxiv)       costs incurred with respect to installing, operating or maintaining any observatory, broadcasting, cafeteria, hotel or dining facility, parking garage, or athletic, luncheon or recreational club in. the Project which is operated by Landlord (i.e., not leased to a third party);

(xxv)        expenses of constructing tenant improvements for any tenant in the Building;

(xxvi)       damages imposed on Landlord by any judgment, settlement or arbitration award which, in any such case, shall result from any tort liability of Landlord; provided, however, that any portion of the judgment, settlement or arbitration award that by its nature is otherwise an Operating Cost pursuant to this section (e.g., the cost of repairs and maintenance) shall, notwithstanding the foregoing, be included in Operating Expenses;

(xxvii)      costs incurred with respect to the construction of any additions to the Building and/or the Project which increase the physical size and total rentable square feet of the Building;

(xxviii)     amounts incurred by Landlord in connection with the management, repair, maintenance or operation of any portion of the Building used solely for retail purposes, to the extent such amount exceeds the amount that would have been incurred if such portion were used solely for office purposes (however, such expenses may only be-included in Operating Expenses if the Rentable Floor Area of such space is included in the calculation of the Total Rentable Floor Area of the Building);

(xxix)       amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses;

(xxx)        costs of correcting defects (including latent defects) in the construction of the Building or in the base building systems or equipment used therein;

(xxxi)       costs of Landlord’s general overhead and general administrative expenses (except for the agreed upon administrative/management fees) (individual, partnership or corporate, as the case may be) and costs for Landlord’s professional fees not directly attributable to the operation and management of the Building, including, without limitation, accounting fees associated with Landlord’s ownership of the Project;

(xxxii)      any increase in insurance premiums to the extent that such increase is caused by or attributable to the use, occupancy or act of another tenant; and

cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent covered by casualty insurance on the Building or condemnation.

Gross-Up Provision:     If less than ninety-five percent (95%) of the net rentable area of the Project is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Project been occupied at all times during such Year by tenants.

Operating Costs Allocable to the Premises:     The product of Tenants Pro Rata Share times Operating Costs (net of Property Taxes).

Qualified Person:     This means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

Property Tax Base Amount:     The Property Taxes-payable for the tax year 2007 (beginning July 1, 2006 and ending June 30, 2007).

Property Taxes Allocable to the Premises:    Tenant’s Pro Rata Share of Property Taxes.

3.4.7        Property Tax Escalation  In addition to the payments required by the previous subparagraphs of this paragraph, Tenant shall pay as Additional Rent to Landlord of one-twelfth (1/12) of the amount, if any, by which (a) Landlord’s estimate of the Property Taxes Allocable to the Premises for the current tax year exceeds the Property Tax Base Amount.  This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term.  After the close of each tax year during the Lease Term, Landlord shall deliver Tenant a written statement setting forth (1) the actual Property Taxes Allocable to the Premises for the Preceding Tax Year, (2) the difference between the amount referred to in clause (1) and the Property Tax Base Amount and (3) the differential between the amount referred to in clause (2) and the sum of the tentative monthly payments toward such amount made by Tenant.  If the differential referred to in clause (3) of the previous sentence represents an underpayment by Tenant, such differential shall be paid to Landlord within twenty (20) Business Days after delivery of Landlord’s written statement to Tenant; if such differential represents an overpayment by Tenant, Landlord shall, at its option, either credit such overpayment to the installment(s) of Additional Rent next coming due from Tenant or refund such overpayment to Tenant within twenty (20) Business Days after Tenant’s concurrence in the amount due as a refund.  If the Lease Term begins or ends on a day other than the beginning or end of a tax year, the amount due as described in clause (2) of this subparagraph shall be prorated on a per diem basis with reference to the tax year.  The provisions of this subparagraph shall survive the expiration or other termination of this Lease.

3.4.8        Tenant’s Costs  Tenant agrees to reimburse or pay Landlord within Twenty (20) Business Days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord, including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord, if any, or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage for the Premises, (c) any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant’s Agents or the public or common areas of the Project, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment, and (d) any other direct expense incurred by Landlord on Tenant’s behalf.  The normal cleaning to be provided by Landlord to the Premises is described in Exhibit G.  If Landlord determines that Tenant’s utility usage for one or more utilities exceeds normal usage, Landlord reserves the right, at Landlord’s sole cost and expense, to install and activate separate metering of electricity, water or other utilities to the Premises, in which case Tenant shall be billed for such separately metered utilities on the basis of actual usage and the Operating Costs Base Amount Allocable to the Premises and Operating Costs shall be adjusted accordingly.

3.4.9        Payments Deemed Additional Rent.  Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5                                Utilities.

3.5.1        Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, and any other utility services to the Building.  Landlord shall contract directly and pay for all water, gas, heat, light, power, sewer, sprinkler charges and other utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities.  If any such service is not separately metered to the Premises or is not otherwise separately accounted for and billed to Tenant, the cost therefor shall be an Operating Cost under this Lease.  Tenant shall contract directly and pay for its own Telecommunication Services.

3.5.2        Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited.  If Tenant requires Telecommunication Services for the Premises other than from the provider or providers of Telecommunication Services selected by Landlord and whose Telecommunication Facilities are installed in or about the Building or on the rooftop of the Building, provision for alternate or supplemental Telecommunication Services or Telecommunication Facilities has been made in a license agreement accompanying and made part of this Lease.  Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, in the future shall be entitled to locate or Install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord’s advance, written consent, such consent not to be unreasonably withheld, conditioned or delayed and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of that license, and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building.  The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease.  Any future application by Tenant for permission to locate or install Telecommunication Facilities shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may require, (2) be subject to such procedures, regulations and controls as the Landlord may specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph.

3.5.3        Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises, unless such interruption in, deprivation of or reduction of any such service was caused by the gross negligence or willful misconduct of Landlord, its agents or contractors or by a failure in facilities, equipment or systems in the Landlord’s ownership.  To the extent that Landlord bears any responsibility for any such interruption, deprivation or reduction in utility or building services to the Premises, Landlord’s responsibility and Tenant’s remedy shall be limited to a proportionate abatement in Base Rent for the period beginning with (a) the day which is three (3) Business Days after the date on which Tenant delivers notice to Landlord of such interruption, deprivation or reduction and that Tenant is being deprived of reasonable use of all or a substantial portion of the Premises and ending on (b) the date such interruption, deprivation or reduction which is Landlord’s responsibility is not causing Tenant to be deprived of reasonable use of all or a substantial portion of the Premises.

3.6           Holdover.  Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term.  If Landlord consents to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the Holdover, Tenants holdover shall be a month-to-month tenancy.  During such tenancy, Tenant shall pay to Landlord 150% of the rate of Base Rent in effect on the expiration or termination of the Lease Term plus all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable.  If the Landlord does not consent to the Tenant’s remaining in possession, Landlord shall have all the rights and remedies provided for by law and this Lease, including he right to recover consequential damages suffered by Landlord in the event of Tenant’s wrongful refusal to relinquish possession of the Premises.

3.7           Late Charge. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment; provided that Landlord will waive the late charge for the first two (2) such failures occurring during any consecutive twelve (12) month period during the Lease Term so long as such payment is made within three (3) Business Days after-the date such sums are due and payable with no requirement for Landlord to provide written notice before such late charge is assessed) Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency.  The parties agree that Landlord’s damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage.  Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8           Default Rate.  Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of:  (a) the published prime or reference rate of such national banking institution designated by Landlord if such bank ceases to publish such rate (the “Prime Rate”), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or law.  Landlord will waive the application of the Default Rate for the first such failure occurring during any consecutive twelve (12) month period during the Lease Term so long as such payment is made within five (5) Business Days after written notice from Landlord.  No written notice shall be required more than once in any consecutive twelve (12) month period before Landlord may apply the Default Rate in accordance with this Paragraph.

SECTION 4:  MANAGEMENT AND LEASING PROVISIONS

4.1           Maintenance and Repair by Landlord

 4.1.1       Subject to the Paragraphs captioned “Damage or Destruction” and “Condemnation”, Landlord shall repair, replace and maintain the Building, including, without limitation, structural elements, the foundation, the roof of and roof membrane, exterior windows, and all Building systems, including, without limitation, electrical, mechanical, plumbing, sewer, fire-life-safety and heating, air conditioning and ventilating systems (excluding supplemental systems installed by or on behalf of Tenant), in reasonably good order and condition consistent with Government Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located and subject to reasonable wear and tear.  Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs.  All repair costs shall be included in Operating Costs, except as otherwise expressly provided herein and except for damage occasioned by the act or omission of Tenant or Tenant’s Agents which shall be paid for entirely by Tenant upon demand by Landlord.  In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall promptly give written notice to Landlord, and Landlord shall commence and complete such maintenance or repairs within a reasonable time after Landlord’s receipt of such notice.

4.1.2        Landlord agrees to furnish Tenant the following services, the cost of which shall be included in Operating Costs:  (a) hot and cold water at those points of supply in the Premises and where provided for general use of ether tenants in the Building; (b) central heat and air conditioning at such temperatures and in such amounts as are consistent with other Class A office buildings in downtown Baltimore or as required by governmental authority; (c) routine maintenance and electric lighting service for all Building standard light fixtures in the Premises, and in all common areas of the Building in the manner and to the extent consistent with other Class A office buildings in downtown Baltimore (but at a minimum including light bulb replacement); (d) janitorial service as provided in Exhibit G; (a) facilities to provide electrical current to Tenant in its use and occupancy of the Premises; (f) telephone service to the Premises unless Tenant provides its own telephone service; (g) passenger and freight elevator service; provided that use of freight elevators shall require twenty-four (24) hours’ notice; and (h) access to and egress from the Building, the Premises, and the common areas, twenty four (24) hours per day, seven (7) days per week.  Landlord shall only be obligated to provide heating and air-conditioning to the Premises during Normal Business Hours (hereinafter defined).  As used herein, the term “Normal Business Hours” shall mean Monday through Friday 7:00 am. to 7:00 p.m., and Saturday 9:00 a.m. to 1:00 p.m., excluding the following legal holidays:  New Year’s Day, Memorial Day, 4th of July, Labor Day, Thanksgiving Day and Christmas Day.  At times other than Normal Business Hours and days aforesaid, central air conditioning and heating shall be provided to Tenant upon at least twenty-four (24) hours’ prior notice from Tenant (except for weekend and Holiday HVAC service, which requires notice by 6:00 p m. on the second (2nd) Business Day immediately preceding such weekend day or Holiday).  Tenant shall pay Landlord within twenty (20) Business Days after demand for such service at the hourly charge established by Landlord for each hour (or a portion thereof) of after-hours usage, which shall be the actual cost to Landlord to provide such service.  For informational purposes, Landlord’s charge for after hours HVAC is $31.78 per hour per floor as of May 1, 2005.  Such amount is subject to change from time to time.

4.2           Maintenance and Repair by Tenant.  Except as is expressly set forth as Landlord’s responsibility pursuant to the paragraph captioned “Maintenance and Repair by Landlord” and as otherwise expressly set forth in this Lease, Tenant shall at Tenant’s sole cost and expense keep, clean and maintain the Premises in good condition and repair, including interior painting, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), interior doors, non-standard light bulb replacement, and interior preventative maintenance.  If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon ten (10) Business Days’ prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant’s sole cost and expense.  Tenant shall pay to Landlord the cost of such maintenance or repair plus a fifteen percent (15%) administration fee within ten (10) Business Days of written demand from Landlord.

4.3           Common Areas/Security.

 4.3.1       The common areas of the Building shall be subject to Landlord’s sole management and control.  Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject; replat, subdivide, or make other changes to the Land; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the land and Building; and use or permit the use of all or any portion of the roof of the Building.  Notwithstanding anything contained in this paragraph to the contrary, Landlord shall be permitted to take the actions and exercise the rights set forth in this paragraph only if such actions are taken and such rights are exercised in accordance with the Standard and do not interfere unreasonably with Tenant’s use of the Premises or reasonable access thereto.

4.3.2        Landlord shall provide such security services to the Building that are usually and customary for Class A office buildings located in downtown Baltimore similarly situated to the Building.  Subject to Landlord’s prior approval, Tenant may, at its sole cost and expense, install establish and maintain security services within the Premises; provided that, such security services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such security services) comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements.  Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building or the Land other than the Premises and shall not to any way limit or interfere with Landlord’s ability to exercise its rights as provided in the paragraph captioned “Access”.  Tenant’s rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in the paragraphs captioned “Tenant Alterations” and “Tenant’s Work Performance.

4.3.3        Without limiting the generality of the preceding paragraph, Tenant shall have twenty-four (24) hours, seven (7) days per week access to the Building through a proximity key access system or such other comparable system as may be installed by Landlord from fane to time.  Certain garage elevators will have controlled access to the Building.  Visitors will have access during Normal Business Hours to the second floor/mezzanine area of the Building.

4.4           Tenant Alterations.  Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing, wiring or Telecommunication Facilities (individually and collectively “Tenant Alterations”), without first obtaining the consent of Landlord which may be withheld in Landlord’s absolute discretion, except as provided below.  Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations (provided that the level of Tenant Alterations would reasonably require plans and specifications) and, if consent by Landlord is given, all such work shall be performed at Tenant’s expense.  Tenant shall pay to Landlord all reasonable out-of-pocket costs incurred by Landlord for any architecture, engineering, supervisory and/or legal services in connection with any Tenant Alterations, including, without limitation, Landlord’s review of the Plans.  Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord; provided that in lieu of payment and performance bonds, Tenant may provide evidence that Tenant’s contractors are bondable.  Should Tenant make any alterations without Landlord’s prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord’s election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant’s Expense.  Nothing contained in this paragraph or the paragraph captioned “Tenant’s Work Performance” shall be deemed a waiver of the provisions of the paragraph captioned “Mechanic’s Liens”.  Notwithstanding anything in this Paragraph 4.4 to the contrary, Landlord shall not unreasonably withhold its consent to Tenant Alterations that have no impact on Building structure or systems, and Landlord hereby consents to any Tenant Alterations under $15,000 for a single project so long as such Tenant Alterations have no impact on the Building structure or systems.

4.5           Tenant’s Work Performance.  Any Tenant Alterations to be performed under this paragraph shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord.  Approval shall be subject to Landlord’s discretion and shall include a requirement that the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations:  (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (b) employ only members of such labor organizations to perform work within their respective jurisdictions.  Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord.  If Tenant’s contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant.  All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new Materials; and (5) free of defect in materials and workmanship.  Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents.  Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

4.6           Surrender of Possession.  Subject to the last subparagraph of the paragraph captioned “Insurance”.  Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted, and free from all tenancies or occupancies by any person.

4.7           Removal of Property.  Unless otherwise agreed to in writing by Landlord, Tenant agrees that there are and shall be no trade fixtures in the Premises owned by Tenant.  Upon expiration or earlier termination of this Lease, Tenant may remove its personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b)  such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in an Event of Default of any covenant or condition of this Lease at any time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal.  All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or Telecommunication Facilities or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord’s sole election, which election must be made at the time Landlord approves the effected Tenant Alterations, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations (including Telecommunication Facilities), repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Alterations.  Tenant waives all rights to any payment or compensation for such Tenant Alterations (including Telecommunication Facilities).  If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property at Tenant’s expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant.  Tenant shall pay all costs incurred by Landlord within five (5) Business Days after demand for such payment.  If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or public sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale:  first, to the cost and expense of such sale, including reasonable attorney’s fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8           Access. Tenant shall permit Landlord and Landlord’s Agents to enter into the Premises at any time on at least one (1) Business Day’s notice (except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building.  Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease.  When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease.  If Tenant does not exercise the applicable Renewal Option, Landlord shall have the right, during the last twelve (12) months of the Lease Term, to enter the Premises on at least three (3) Business Days’ notice for the purpose of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available.  Tenant shall give written notice to Landlord at least twenty (20) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.  In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.  Landlord shall not be liable for the consequences of admitting by passkey; or refusing to admit to the Premises, Tenant or any of Tenant’s Agents, or other persons claiming the right of admittance.

4.9                                Damage or Destruction.

4.9.1        If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord.  If Landlord estimates that the damage can be repaired in accordance with the then-existing Governmental Requirements within one hundred-eighty (180) days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall so notify Tenant by written notice, which notice (the “Landlord’s Casualty Notice”) shall include Landlord’s estimate of how long it will take to complete the restoration work; then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate.  If, in Landlord’s estimation, the damage cannot be repaired within such 180 day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either:  (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue.  If Landlord restores the Premises under this paragraph, then Landlord shall use commercially reasonable efforts to proceed toward completion of the restoration and (1) the Lease Term shall be extended for the time required to complete such restoration, and (2) Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord.  Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall not be abated.  Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

4.9.2        If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage.  Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within sixty (60) days after the occurrence of such damage if Landlord is also terminating the leases of other tenants in the Building who are similarly situated to Tenant.  Such notice shall be effective thirty (30) days after receipt by Tenant.

4.9.3        Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building of both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after Landlord is notified of such requirement.

4.9.4        Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed within the final six (6) months of the Term, Landlord may, at its option, elect to terminate this Lease upon written notice to Tenant within thirty (30) days following such damage or destruction.

4.9.5        Notwithstanding the foregoing, if, Landlord elects to repair the casualty damage despite Landlord’s estimation that the restoration period will exceed one hundred eighty (180) days, Landlord will so indicate the anticipated period to restore in Landlord’s Casualty Notice, and this Lease shall remain in full force and effect; provided that if the damage cannot be repaired within two hundred ten (210) days after Landlord is notified by Tenant of such damage, regardless of Landlord’s intent to restore, Tenant may elect to terminate this Lease by written notice to Landlord given within thirty (30) days after receipt of Landlord’s Casualty Notice.

4.10         Condemnation.  If all of the Premises, or such portions of the Building as may be required for the Tenant’s reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date.  In case of taking of a part of the Premises or a portion of the Building not required for the Tenant’s reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs.  Additional Rent and all other sums payable under this Lease shall not be abated but Tenant’s Pro Rata Share will be redetermined as equitable under the circumstances.  Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease.  Tenant assigns to Landlord any right Tenant may have to such damages of award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business.  Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11         Parking.  Tenant shall have the right during the Lease Term (including the Renewal Term) to lease parking spaces satisfying the Parking Ratio in the parking garage contiguous to the Building at rates and on terms to be agreed between Tenant and The Parkway Companies (“Operator”).  Tenants parking privileges shall be subject to the rules and regulations relating to parking adopted by the Operator from time to time.  Tenant acknowledges that Landlord does not control the parking garage and shall have no obligation whatsoever to monitor, secure or police the use of the parking areas.  As of the date of this Lease, the current market rate for the parking garage is $140 per month for general parking and $275 per month for reserve parking.  Future parking costs are subject to market adjustments.

4.12                          Indemnification.

4.12.1      Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims, arising in whole or In part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant’s Agents, or (c) any breach or default under this Lease by Tenant.  Tenant’s obligations under the previous sentence shall not apply if the Claim arose solely from intentional misconduct by or actionable neglect of Landlord or Landlord’s Affiliates.

4.12.2      Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s Affiliates from and against any and all Claims to the extent resulting from (a) any occurrence in the common areas of the Building or in any other portion of the Project under the exclusive control of Landlord, (b) any negligent or wrongful act or omission of Landlord or any of Landlord’s Affiliates, or (c) any breach or default under this Lease by Landlord that remains uncured following the expiration of all applicable notice and cure periods.  Landlord’s obligations under the previous sentence shall not apply if the Claim arose solely from intentional misconduct by or actionable neglect of Tenant or Tenant’s Affiliates.  The obligations of this paragraph shall be subject to the paragraph captioned ‘Waiver of Subrogation”.

4.13         Tenant Insurance.

 4.13.1     Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance:

(a)           A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under the paragraph captioned “Indemnification”, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than  Two Million Dollars  ($2,000,000.00),  which limit shall be reasonably increased during the Lease Term at Landlord’s request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an “occurrence” rather than a “claims made” basis, and  which  policy names Landlord and Manager and, at Landlord’s request Landlord’s mortgage lender(s) or investment advisors, as additional insureds;

(b)           A policy of extended property insurance (which is commonly called “all risk”) covering Tenant Improvements,  Tenant Alterations (including Telecommunication Facilities), and any and all furniture, fixtures, equipment, inventory, improvements, and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

(c)           Business interruption insurance in an amount sufficient to cover costs, damages, lost income,  expenses,  Base Rent,  Additional  Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

(d)           A policy or worker’s compensation insurance as required by applicable law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000 00); and

(e)           A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000 00) per occurrence.

4.13.2         All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days’ written notice to Landlord.  Tenant shall deliver to Landlord and, at Landlord’s request Landlord’s mortgage lenders), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

4.13.3         If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14         Landlord’s Insurance.  Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

4.14.1         Commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars (52,000,000 00) in the aggregate, which policy shall be payable on an “occurrence” rather than a “claims made” basis;

4.14.2         A policy of extended property insurance (what is commonly called “all risk”) covering the Building and Landlord’s personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

4.14.3         Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate.  Such policies may be ‘‘blanket” policies which cover other properties owned by Landlord.

4.15         Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Project, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord’s Agents or Tenant’s Agents, but only to the extent of the Insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies.  Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its property insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16         Assignment and Subletting by Tenant.

4.16.1         Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s consent, which consent may be granted or denied in accordance with this Paragraph 4.16; provided that Landlord’s consent shall not be unreasonably withheld or delayed; provided further Landlord shall consent to Permitted Transfers in accordance with subparagraph 4.16.8.  Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease.  Landlord’s acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord’s approval of any such conveyance.  Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may; at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease.  No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.  Landlord’s right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law.  Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, Lease Security Deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

4.16.2         In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant’s or assignee’s business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request.  Without limiting the preceding sentence, Tenant shall also provide Landlord with:  (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will promptly occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent.  Tenant shall pay to Landlord, upon Landlord’s demand therefor, Landlord’s reasonable attorneys’ fees incurred in the review of such documentation and in documenting Landlord’s consent.  Receipt of such fees shall not obligate Landlord to approve the proposed assignment or sublease.

4.16.3         In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any factor it deems relevant, in its reasonable discretion.  Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord’s disapproval of a proposed assignment or sublease:

(a)           Landlord believes that the proposed assignment or sublease may constitute or may cause this Lease to be a prohibited  transaction  under or otherwise violate ERISA or the Landlord is unable to determine  whether the  proposed  assignment or this  Lease may be a non-exempt prohibited transaction under ERISA;

(b)           The proposed assignee or subtenant does not, in Landlord’s good faith judgment, have financial worth or creditworthiness equal to insure full and timely performance under this Lease;

(c)           Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);

(d)           The proposed assignee or subtenant has a reputation for disputes in contractual relations, for failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community as a tenant of property or otherwise;

(e)           Intentionally deleted;

(f)            Landlord has had prior negative leasing experience with the proposed assignee or subtenant or an affiliate;

(g)           The use of the Premises by the proposed assignee or subtenant will not be permitted under the Permitted Uses;

(h)           In Landlord’s judgment, the proposal assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner,  that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

(i)            The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws;

(j)            Tenant is in an Event of Default of any obligation of Tenant under this Lease, or Tenant  has defaulted on its monetary obligations under this Lease on three  (3)  or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent;

(k)           Landlord does not

(l)            reasonably approve of any of the tenant improvements required for the proposed assignor subtenant; or

(m)          Landlord has had written negotiations with the proposed assignee or subtenant, in the six (6) months preceding Tenant’s request, regarding the leasing of space by such proposed assignee or subtenant in the Building.

4.16.4         With fifteen (15) Business Days after Landlord’s receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord’s approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord’s election to recapture as described below.  Landlord shall have no obligation to respond unless and until all required information has been submitted.  In the event Landlord approves of any proposed assignment or subletting, Tenant the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content reasonably satisfactory to Landlord.

4.16.5         Any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted which (a) results in fifty percent (50%), or more of such stock, interest or assets going into different ownership, or (b) is a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.

4.16.6         If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, In excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess, after Tenant first deducts all reasonable subleasing or assignment costs such as commissions, legal fees, Landlord fees and alterations.

4.16.7         Landlord shall have the right to recapture the Premises or the applicable portion thereof (a “Recapture”) by giving written notice of such Recapture to Tenant within fifteen (15) Business Days after receipt of Tenant’s written request for Landlord’s consent to such proposed assignment or subletting.  Tenant shall have no right to retract its request for Landlord’s consent to assign or sublease once such request has been made.  Such Recapture shall terminate this Lease, as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant’s request hereunder.  If less than the entire Premises are recaptured, this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord.  Tenant shall surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease.  Notwithstanding the first sentence of this subparagraph, Landlord shall have no right to Recapture the Premises or applicable portion thereof if:  (a) Tenant’s proposed assignment or sublet is to an affiliate or wholly-owned subsidiary or is to a reorganized entity under which no change in ownership has occurred, or (b) Tenant’s proposed assignment or sublet together with any previous assignments and sublets encompass, in the aggregate, net rentable area equal to or les than twenty percent (20%) of the total net rentable area of Premises.

4.16.8         Notwithstanding any contrary provision in the previous subparagraphs of this paragraph, Landlord shall consent to and approve a proposed assignment or subletting of the Premises where (a) the assignment or subletting is to (i) an affiliate or wholly-owned Subsidiary of the Tenant (ii) a reorganized entity under which no change of ownership has occurred, or (iii) an acquirer of all the outstanding stock or substantially all of the assets of Tenant; (b) the proposed assignee or subtenant has delivered to Landlord satisfactory evidence of financial worth (less goodwill) equal to or greater than that of Tenant as of the execution date of this Lease; (c) the assignee or sublessee intends to make the same general use of the Premises as Tenant; and (d) no grounds for disapproval as described in clauses (a), (g), (i) or (k) of subparagraph 4.16.3 exist.  An assignment or subletting in accordance with this subparagraph 4.16.8 is called a “Permitted Transfer”.

4.17         Assignment by Landlord.  Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building.  If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord’s Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability; provided that, as to the Lease Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Lease Security Deposit or Prepaid Rent to its successor-in-interest.

4.18         Estoppel Certificates and Financial Statements.  Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating:  (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) to the best of Tenant’s knowledge; Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then currant month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant’s statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord.  If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee.  In addition, Tenant shall, not more than one (1) time in any calendar year, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease.

4.19         Modification for Lender.  If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord’s lender, if any, shall request reasonable modifications to this Lease as a condition to such financing. Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant’s rights under this Lease.

4.20         Hazardous Substances.

4.20.1         Neither Tenant, any of Tenant’s Agents nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises.  Tenant agrees that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building.  In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless; (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord’s discretion.

4.20.2         Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees.  Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

4.20.3         As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned “Hazardous Substances”.

4.21         Access Laws

4.21.1         Tenant agrees to notify Landlord promptly if Tenant receives notification or otherwise becomes aware of:  (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the

Land or Building is not in compliance with any Access Laws.  If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant’s notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

4.21.2         Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord’s responsibilities for compliance with Access Laws, without the prior approval of the Landlord.  In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord.  Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance.  Landlord’s consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

4.21.3         Tenant shall be solely responsible for all costs and expenses: relating to or incurred in connection with:  (a) failure of the Premises to comply with the Access Laws and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to:  (1) Tenant’s use of the Premises, including the hiring of employees; or (2) any Tenant Alterations to the Premises (other than the Tenant Improvements).

4.21.4         Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenants responsibility as provided in the preceding subparagraph.  Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant’s responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the Improvements (not to exceed ten (10) years) with Interest at the Prime Rate plus four (4) percentage points-compounded daily, and shall be an Operating Cost for purposes of this Lease.

4.21.5         Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenants Agents to comply with Tenant’s obligations under this paragraph.

4.21.6         The provisions of this paragraph shall supersede any other provisions In this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22         Quiet Enjoyment.  Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord, or by anyone claiming by, through or under Landlord, subject to the provisions of this Lease.

4.23         Signs. At Landlord’s and expense, Landlord shall install Building standard lobby directory identification and suite entry, signage.  Tenant shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord’s consent unless permitted in Exhibit F.  If at any time during the Lease Term, Tenant is permitted to install exterior signage, then upon vacation of the Premises on the expiration or earlier termination of this Lease, Tenant shall be responsible, at it sole cost, for the removal of such sign and the repair, painting and/or replacement of the structure to which the sign is attached including discoloration caused by such installation or removal.  If Tenant fails to perform such work, Landlord may cause the same to be performed and the cost thereof shall be Additional Rent immediately due and payable upon rendition of a bill therefore.

4.24         Subordination.  Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor’s lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease.  Notwithstanding anything contained herein to the contrary, this Lease shall not be subordinate to any future mortgage, deed of trust or ground lease unless the holder or beneficiary of such mortgage, deed of trust or ground lease executes and delivers to Tenant a subordination, non-disturbance and attornment agreement reasonably acceptable to all parties.  Upon receipt from the holder or beneficiary of such mortgage, deed of trust or ground lease of such an executed subordination, non-disturbance and attornment agreement, Tenant shall, within ten (10) Business Days thereafter, return to such holder or beneficiary of such mortgage, deed of trust or ground lease an original thereof duly executed by Tenant.  Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise and shall recognize Tenant as tenant pursuant to the terms of this Lease, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment.  Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or compiled.

4.25         Intentionally Deleted.

4.26         Brokers.  Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party m connection with this Lease.

4.27         Limitation on Recourse.  Landlord has executed this Lease by its trustee signing solely in a representative capacity.  Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal.  Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord’s estate and equity interest in the Building.  Neither Landlord nor any of Landlord’s Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises.  Further, in no event whatsoever shall any Landlord’s Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises.  Any and all personal liability, if any, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.28         Mechanic’s Liens, and Tenant’s Personal .Property Taxes.

4.28.1         Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant shall timely pay or cause to be paid all sums legally due and payable by it on account of and labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims.  Tenant agrees to give Landlord Immediate written notice of any such Claim.

4.28.2         Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises.  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay them or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

4.29         Landlord’s Security Interest. Intentionally Deleted

SECTION 5:  DEFAULT AND REMEDIES

5.1           Events of Default.

5.1.1           The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a)           vacation or abandonment of all or any portion of the Premises without continuing to pay Base Rent;

(b)           failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after its due date after receipt of written notice from Landlord; provided that Landlord shall not be obligated to provide notice more than once in any consecutive twelve-month period before such failure to pay within such five (5) Business Day period becomes an Event of Default;

(c)           failure by Tenant to observe or perform any-covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of ten (10) Business Days after written notice from Landlord; provided, however, that if the nature of Tenant’s obligation is such that more than ten (10) Business Days are required for performance, then Tenant shall not be in default if Tenant or its Agents commences performance with such ten (10) Business Day period and thereafter diligently prosecutes the same to completion within thirty (30) Business Days after Landlord’s initial notice of default;

(d)           the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(e)           (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant’s interest in this Lease unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

(f)            any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made

(g)           [insert if a letter of credit is utilized] a failure of the Tenant to deliver the Letter of Credit within the time period specified in the paragraph captioned “Lease Security”

5.1.2           Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

5.1.3           If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2           Remedies.  If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

5.2.1           Landlord may terminate this Lease and all rights of Tenant under this lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated.  If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

(a)           the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

(b)           interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(c)           the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

(d)           the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

(e)           any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

(f)            all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

5.2.2           Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises.  Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

5.2.3           Intentionally Deleted

5.2.4           If Tenant vacates, abandons or surrenders the Premises without Landlord’s consent and fails to continue timely payment of Base Rent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant’s cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.6.

5.2.5           None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this tease is terminated:  (a) an act by Landlord to maintain or preserve the Premises; (b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord’s interest under this Lease.  If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.6           If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows:  first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders’ fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease.  Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant.  Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable, under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.7           Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of ay Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.2.8           Tenant hereby waives its right of redemption pursuant to Section 401(e) of the Real Property Article of the Annotated Code of Maryland, as amended from time to time.

5.3           Right to Perform.  If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease.  Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4           Landlord’s Default.  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust of which Tenant has notice (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion.  All obligations of Landlord hereunder shall be construed as covenants, not conditions.  In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedy shall be either an action for specific performance or an action for actual damages.

SECTION 6:  MISCELLANEOUS PROVISIONS

6.1           Notices.  Any notice, request, approval, consent or written communication required or permitted to be delivered under this Lease shall be:  (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid.  Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party’s signature.  Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2           Attorney’s Fees and Expenses.  In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base

Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney’s and paralegal’s fees, expenses and court costs, including those relating to any appeal.

6.3           No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord’s right to recover the balance of any amount payable or Landlord’s right to pursue any other remedy provided in Lease or at law.

6.4           Successors; Joint and Several Liability.  Except as provided in the paragraph captioned “Limitation on Recourse” and subject to the paragraph captioned “Assignment and Subletting by Landlord”, all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.  In the event that more than one person, partnership, company, corporation or other entity is included in the term “Tenant”, then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5           Choice of Law.  This Lease shall be construed and governed by the laws of the state in which the Land is located.  Tenant consents to Landlord’s choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6           No Waiver of Remedies.  The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease.  No act or thing done by Landlord or Landlord’s Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord.  The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver.  Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7           Offer to Lease.  The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises.  This Lease shall have no force or effect until (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8           Force Majeure.  In the event that Landlord shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the reasonable control of, Landlord, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act of obligation shall be extended for the period equivalent to the period of such delay.

6.9           Landlord’s Consent.  Unless otherwise provided in this Lease, whenever Landlord’s consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord’s judgment or discretion exercised in good faith and shall be delivered in writing.

6.10         Severability; Captions.  If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.  Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11         Interpretation.  Whenever a provision of this Lease uses the term (a) “include” or “including”, that term shall not be limiting but shall be construed as illustrative, (b) “covenant”, that term shall include any covenant, agreement, term or provision, (c) “at law”, that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) “day”, that uncapitalized word shall mean a calendar day.  This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12         Incorporation of Prior Agreement; Amendments.  This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13         Authority.  If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained.  If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14         Time of Essence.  Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15         Survival of Obligations.  Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated.  Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16         Consent to Service.  Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises.  Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17         Landlord’s Authorized Agents.  Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord’s Agents, only officers of Kennedy Associates Real Estate Counsel, Inc., the authorized signatory of this Lease, and officers of the trustee of Landlord, are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.  Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.

6.18         Waiver of Jury Trial.  Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

Signatures on Next Page

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:	LANDLORD:

c/o Kennedy Associates Real Estate Counsel, Inc. Attn: Senior Vice President – Asset Management 1215 Fourth Avenue, Suite 2400 Seattle, WA 98161	NEWTOWER TRUST COMPANY MULTI- EMPLOYER PROPERTY TRUST, a trust organized under 12 C F R Section 9.18
Facsimile: 206-682-4769	By:	Kennedy Associates Real Estate Counsel, Inc.
Authorized Signatory
With copy to:

Kennedy Associates Real Estate Counsel, Inc.	By:	/s/ James R. Landau
Attn: Vice President – Asset Management
7315 Wisconsin Avenue	Name:	James R. Landau
Suite 350 West	Its:	Vice President
Bethesda, MD 20814
Facsimile: 301-656-9339

and to Landlord’s Trustee:

NewTower Trust Company
Multi-Employer Property Trust
c/o NewTower Trust Company
Attn: President/MEPT
or Patrick O. Mayberry
Three Bethesda Metro Center, Suite 1600
Bethesda, MD 20814
Facsimile: 240-235-9961

with a copy to Manager at:

Trammell Crow Services, Inc. 500 E. Pratt Street Suite 500 Baltimore, Maryland 21202

Designated Address for Tenant:	TENANT:

METASTORM, INC., a Maryland corporation

	By:	/s/ Chris DeSautelle
	Name:	Chris DeSautelle
Facsimile:	Its:	CFO

LANDLORD ACKNOWLEDGEMENT

STATE OF MARYLAND	)
) ss.
COUNTY OF		)

On this            day of                        200 , before me, personally appeared                                                   , to be known to be a                                                of Kennedy Associates Real Estate Counsel, Inc., the authorized signatory of the NewTower Trust Company Multi-Employer Property Trust, the trust that executed the within and foregoing instrument; and acknowledged said instrument to be the free and voluntary act and deed of said Trust, for the uses and purposes therein mentioned, and on oath stated that            was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name:
[NOTARIAL SEAL]	NOTARY PUBLIC in and for the state of residing at . My appointment expires:

TENANT ACKNOWLEDGEMENT (CORPORATION)

)
) ss.
)

On this            day of                   , 200 , before me, a Notary Public in and for the                                of                                               , personally appeared                                                   , the                                      of Metastorm, Inc., the Maryland corporation that executed the within and foregoing instrument; and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they was/were authorized to execute said instrument.

WITNESS my hand and official seal the day and year first above written.

Name:
[NOTARIAL SEAL]	NOTARY PUBLIC in and for the State of residing at . My appointment expires:

EXHIBIT A TO LEASE

LEGAL DESCRIPTION OF LAND

Lot 3 as described on the Plat of “Lockwood Place Subdivision” and recorded in the Land Records of Baltimore City, Maryland in Plat Folder F M C 3745.

CONTAINING 47,538 square feet or 1.0913 acres, more or less, of land.

BEING a part of the land described m the conveyance from the Board of Trustees of the Community College of Baltimore to the Board of Trustees of the New Community College of Baltimore by deed dated December 31, 1990 and recorded among the land records of the City of Baltimore, Maryland in Liber 2942 at folio 364.

EXHIBIT B TO LEASE

DRAWING SHOWING LOCATION OF THE PREMISES

EXHIBIT C

WORK LETTER

THIS WORK LETTER AGREEMENT (“Work Letter”) is executed simultaneously with that certain Lease between METASTORM, INC., a Maryland corporation, as Tenant, and NEWTOWER TRUST COMPANY MULTI-EMPLOYER PROPERTY TRUST, a trust organized under C.F.R. Section 9.18, as Landlord, relating to demised premises (“Premises”) at the building commonly known as 500 East Pratt Street, Baltimore, Maryland (“Building”), which Premises are more fully identified in the Lease.  Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings assigned to them in the Lease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1              Base Building Improvements

(a)           Landlord represents that the work to the Building described in the Base Building Drawings and Specifications provided to Tenant (the “Base Building Improvements”) has been completed in accordance with the Access Laws and other Governmental Requirements and is sufficient for the Landlord to commence and complete the improvements to be installed in the Premises pursuant to the terms of this Work Letter (the “Tenant Improvement Work”).  The Base Building Improvements include the specific improvements described on Exhibit A.

2              Substantial Completion

(a)           Attached hereto as Exhibit B is a projected completion schedule for the Tenant Improvement Work (the “Schedule of Deliveries”).  The dates set forth in the Schedule of Deliveries are intended to reflect the time frames for various approvals and submissions and not as required dates for completion of the referenced items.  Subject to Tenant Delay (as defined below) and Force Majeure Delay (as defined below), Landlord shall use commercially reasonable efforts to Substantially Complete the Tenant Improvement Work in accordance with the Schedule of Deliveries.

(b)           For purposes of this work letter, “Substantial Completion” or to “Substantially Complete” shall mean (i) the Tenant Improvement Work has been completed by Landlord in accordance with the Plans (defined below) except for minor or insubstantial details of construction, declaration or mechanical adjustment that remain to be done that do not materially adversely affect occupancy of the Premises and the use of the Premises by Tenant for its Permitted Use (the “Punch List Items”) and (ii) a Temporary Certificate of Occupancy, subject to no conditions that materially adversely affect Tenant’s occupancy of the Premises for its Permitted Use, has been issued for the Premises.  Landlord shall endeavor to provide one month’s advance notice of the estimated date for Substantial Completion.  Thereafter, Landlord and Tenant shall conduct a pre-punchlist walk through at a time and date mutually agreeable to Landlord and Tenant.

(c)           Tenant’s obligations for the payment of Base Rent under the Lease shall not commence and the Commencement Date shall not be deemed to have occurred until Landlord has Substantially Completed all of the Tenant Improvement Work; provided, however, that if Landlord shall be delayed beyond the target date for Substantial Completion of the Tenant Improvement Work identified in Exhibit B as a result of, but only to the extent of, any of the following, (each, a “Tenant Delay”):

(i)            Tenant’s failure to provide, or delay in providing within the time frame reasonably requested by Landlord, which shall not be less than three (3) Business Days, Landlord with any information reasonably requested by Landlord for the purpose of completing the Plans or the ordering of materials or the letting of bids for the Tenant Improvement Work;

(ii)           Tenant’s failure to timely grant approvals and cooperate so as to accommodate completion of drawings, plans and specifications within the time frames required-by the Schedule of Deliveries;

(iii)          Tenants request for changes in the final Plans, after they have been approved by Tenant, other than by reason of making modifications as may be required by the City of Baltimore;

(iv)          a requirement for “Long Lead Items,” i.e., any particular item or items of Tenant Improvement Work that, as determined jointly by Landlord’s and Tenant’s architects, (1) is unique to Tenant’s operations within the Building and (2) is not readily available in reasonable quantities in, or for delivery to, the Baltimore metropolitan market or requires a long term lead time to procure, obtain or install, Landlord and Tenant’s architect shall notify Tenant or Landlord (who will notify Tenant) of this fact promptly after ascertaining same for which a comparable replacement item is readily available as a substitute for the items described above, and Tenant refuses to accept such substitution; or

(v)           any other action or failure to timely act by Tenant or a Tenant Contractor in accordance with the terms of the Lease or this Work Letter that shall be the cause of a delay in completion of the Tenant Improvement Work;

then the Commencement Date shall occur on the date that Landlord would have completed the Tenant Improvements Work but for the Tenant Delay.  Such date shall be determined jointly by Landlord’s and Tenant’s architects.  If the parties’ architects are unable to agree upon such date, the architects shall select an independent architect to make the determination.

3              Preparation of Plans

(a)           Landlord shall retain a licensed architect (the “Architect”), whose fees shall be capped at $2.25 times the number of rentable square feet of the Premises, MEP engineer, whose fees shall be capped at $0.85 times the number of rentable square feet of the Premises, and any other specialty engineers necessary for completing designs/plans, to prepare complete, finished and detailed architectural and engineering (electrical, mechanical, plumbing and structural, if any) drawings and specifications for Tenant’s partition layout, reflected ceiling plan, floor finishes and other installations, for the Tenant Improvement Work to be done by Landlord to the Premises under this Work Letter.  Landlord’s engineer will be Brady & Anglin Consulting Engineers.

(b)           Landlord shall cause the Architect to furnish to Tenant for Tenant’s approval space plans sufficient to convey the architectural design of the Premises, including, without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements (collectively, the “Space Plan”).  Such space planning service, to include a maximum of two test fits with one minor revision each, will be provided to Tenant at Landlord’s cost.  Any additional space planning services will be a Tenant Improvement Cost, which shall be paid from the Tenant Improvement Allowance.  The final Space Plan approved by Landlord and Tenant is referred to as the “Final Space Plan”.

(c)           Based upon and in conformity with the Final Space Plan, Landlord shall cause the Architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”).  The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building.  Within five (5) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business days period, specific changes proposed by Tenant that are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below.  If any such revisions are timely and properly proposed by Tenant, Landlord shall cause the Architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant.  Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings”.  Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would:  (i) directly or indirectly delay the Substantial Completion of the Leased Premises; (ii) increase the cost of designing or constructing the Tenant Improvement Work above the cost of the tenant improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the standard improvement package items for the Building; and/or (iv) require any changes to the base, shell and core work or structural improvements or systems of the Building.  The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Plans”.

4                                         Tenant Improvement Work

Landlord shall perform or cause to be performed the Tenant Improvement Work under the following terms and conditions:

(a)           Landlord shall place the Plans out to bid to not less than three (3) competitive third-party general contractors with Tenant selecting one (1).  Landlord and Tenant agree that Trammell Crow Company (the “Construction Manager”) will provide construction management services at a fee of four percent (4%) (the “Construction Management Fee”), which fee shall be paid from the Tenant Improvement Allowance.  There will be no other construction management/oversight fees paid to the general contractor or any other person.  The Construction Management Fee will be based only on hard construction costs and shall not include any architectural/design or engineering fees in partial consideration of the Construction Management Fee, the Construction Manager shall manage the completion of the Tenant Improvement Work in a prudent and diligent manner so as to avoid cost overruns of the Tenant Improvement Costs beyond the Tenant Improvement Allowance.  In the event the Construction Manager determines or anticipates that any such cost overrun is likely to occur, the Construction Manager shall comply with the terms of Section 7(a) below.

(b)           Following Landlord’s receipt of the above-referenced bids, Landlord shall submit to Tenant copies and an estimate (the “Cost Estimate”) of the Tenant Improvement Cost (as defined below) for Tenant’s approval within three (3) Business Days after Tenant’s receipt of the Cost Estimate.  Landlord shall have no obligation to commence or perform the Tenant Improvement Work until the Cost Estimate has been approved by Tenant.  Landlord may revise the Cost Estimate from time to time to reflect any estimated cost increases or decreases for the Tenant Improvement Work, including such adjustments as may be required with respect to any revisions to the Plans requested by Tenant and approved by Landlord, or required by any Governmental Requirements.  As to revised costs resulting from revisions to the Plans requested by Tenant, Tenant shall approve in writing such revised costs shown in the corresponding revised Cost Estimate within five (5) Business Days after Landlord submits the same to Tenant.  If such approval is not received by Landlord within such five (5) Business Day period, Tenant shall be deemed to have failed to approve such Cost Estimate and to have abandoned its request for the subject revisions to the Plans.  If any revisions to the Plans are required by a Governmental Requirement, Tenant shall be deemed to have approved any adjustments to the Cost Estimate resulting therefrom.  If Landlord approves revisions to the Plans requested by Tenant and Tenant approves the corresponding revised Cost Estimate, the work to be performed by Landlord shall include the revisions shown in the revised Plans, and the total cost of such revisions requested by Tenant shall be included in the Tenant Improvement Cost.  The Tenant Improvement Work shall also include revisions to the Tenant Improvement Work required by all governmental authorities having or asserting jurisdiction, and the cost of any such revisions shall also be added to and included in the Tenant Improvement Cost.

(c)           Landlord shall use only new, first-class materials in the Tenant Improvement Work.  All construction work shall be done in a good and workmanlike manner and in substantial compliance with Governmental Requirements and shall be under the supervision of Landlord’s construction manager.

(d)           The cost of the Tenant Improvement Work charged against the Tenant Improvement Allowance shall be the amount of the construction contract selected by Landlord, plus the Construction Management Fee, plus the fees of the Architect and the engineer, plus permitting fees, plus all other hard and soft costs set forth in the approved construction budget (the “Tenant Improvement Costs”).  The Tenant Improvement Costs shall also include any extra space planning services as provided in Paragraph 3(b).

(e)           The Tenant Improvement Costs shall not include and Landlord shall not charge any administrative or other fee for Landlord, utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises during the completion of the Tenant Improvement Work.  If, however, the Plans for the Tenant Improvement Work require the construction and installation of more fire hose cabinets and/or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building as part of the Base Building Improvements, then Tenant agrees that all reasonable costs and expenses arising from the construction and installation of such additional fire hose cabinets and/or telephone/electrical closets shall be treated as Tenant Improvement Costs.

(f)            Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to install proper access panels thereto; provided that the same shall not unreasonably interfere with the Tenant Improvements or the maintenance thereof as shown on the Plans.  Such work shall not be included in the Tenant Improvement Costs.

(g)           Upon Substantial Completion of the Tenant Improvement Work, Landlord, Tenant and the Architect shall agree upon a list of Punch List Items for the Tenant Improvement Work, and Landlord shall proceed to diligently work to correct such items and to complete such work within sixty (60) days.

(h)           All contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building.  Tenant acknowledges that all contractors, including Tenant’s Contractors (as defined below), will be bound by a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and employ only members of such labor organizations to perform work within their jurisdictions.  In addition, the parties covenant to use good faith efforts to comply with the policies of the City of Baltimore regarding participation by minority business enterprise (“MBE”) and women’s business enterprises (“WBE”).

5              Tenant’s Separate Work

(a)           If Tenant intends to perform work outside the scope of Tenant Improvement Work, i.e., telephone, voice and data technology installation and furniture installation, during Landlord’s performance of the Tenant Improvement Work (“Tenant’s Separate Work”), and Landlord hereby grants to Tenant the right to enter the Premises and portions of the Building for completion of Tenant’s Separate Work.  Tenant may cause the Tenant’s Separate Work to be performed during the normal construction process prior to the date of Substantial Completion of the Tenant Improvement Work; provided that if  Landlord determines in Landlord’s sole discretion that Tenant’s performance of Tenant’s Separate Work prior to Substantial Completion may impede Landlord’s ability to achieve Substantial Completion by the target date indicated in the Schedule of Deliveries, then Landlord may require Tenant to perform Tenant’s Separate Work after Substantial Completion.  The foregoing right to enter prior to the commencement of the Term, however, is conditioned upon Tenant’s contractors and mechanics (the “Tenant’s Contractors”) working in harmony and not interfering with the labor employed by Landlord, Landlord’s mechanics or contractors or by any other tenant or their contractors.  If at any times, such entry shall cause disharmony or interference therewith, this right to enter may be withdrawn by Landlord upon forty-eight (48) hours’ written notice to Tenant until such time as Landlord determines that the disharmony or interference will abate.  Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent.  Furthermore, Tenant and Tenant’s Contractors shall be responsible for transportation, safekeeping and storage of .materials and equipment used in the performance of Tenant’s Work and for the removal of waste and debris resulting from the performance of Tenant’s Separate Work.  Such waste and debris shall be deposited by Tenant and Tenant’s Contractors in its own dumpsters or other containers and shall not be deposited in those of Landlord or Landlord’s contractors unless by prearrangement and in exchange for an agreement to pay the costs of additional waste pick ups at the Building.

(b)           In addition to any insurance that may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building  or Premises, insurance in the following minimum coverages and limits of liability; provided that the following minimums may be reduced to a lower, yet commercially reasonable amount, for Tenant’s Contractors having contracts with a contract amount of less than $75,000:

(i)            workers’ compensation and employers’ liability insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts;

(ii)           commercial general liability insurance (including contractors’ protective liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00.

(iii)          comprehensive automobile liability insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired or non-owned, in an amount not less than $500,000.00 for each person in one accident and $1,000,000.00 for injuries sustained by two or more persons in any one accident, and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations-under the contracts, whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;

All policies (except the workers’ compensation policy) shall be endorsed to include as additional insured parties Landlord and such additional persons as Landlord may designate.  The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workers’ compensation policy) to be obtained by Tenant pursuant to this Paragraph.  The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties.  Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

6              Construction Representatives.  Tenant’s representative for construction matters is “Christopher S. Desautelle (“Tenant’s Representative”), whose notice address is 8825 Stanford Blvd., Suite 200, Columbia, Maryland 21045 (Fax:  410-290-1172).  Landlord’s representative for construction matters is Lynne Goldberg (“Landlord’s Representative”), whose notice address is c/o Trammell Crow Company at 8444 Westpark Drive, Suite 300, McLean, Virginia 22102 (Fax:  703-288-2604).  Tenant may appoint a new Tenant’s Representative by written notice of Landlord, and Landlord may appoint a new Landlord’s Representative by written notice to Tenant.  All notices and deliveries with respect to construction matters will be made to Tenant’s Representative or Landlord’s Representative, as

applicable.  Each party shall allow the other party’s designated representative access to the Premises at all reasonable times during construction prior to the Commencement Date for the purpose of inspecting and verifying the performance of the Tenant Improvement Work.

7              Tenant Improvement Allowance; Excess Amounts

(a)           Landlord shall be responsible for the payment of all the Tenant Improvement Costs up to the amount of the Tenant Improvement Allowance.  If the Tenant Improvement Costs exceed the Tenant Improvement Allowance, Tenant shall pay to Landlord such excess within twenty (20) Business Days after receipt of Landlord’s demand made from time to time and accompanied by reasonably detailed documentation of the excess cost incurred by Landlord.  If Tenant fails to pay to Landlord the cost of any such excess Tenant Improvement Costs as and when due, Landlord may elect to suspend work on the Tenant Improvement Work pending such timely payment, and the Commencement Date shall be deemed to have occurred on the date that Substantial Completion would have been achieved absent such suspension of work.  If Landlord or the Construction Manager at any time determines or anticipates that the Tenant Improvement Costs will exceed the Tenant Improvement Allowance, Landlord or the Construction Manager shall provide Tenant with prompt notice, together with reasonably detailed documentation indicating the amount by which the Tenant Improvement Costs will exceed the Tenant Improvement Allowance.  Following delivery and receipt of any such notice, Landlord, Tenant and the Construction Manager shall cooperate in good faith and with all deliberate speed to avoid or otherwise minimize the extent to which the Tenant Improvement Costs will exceed the Tenant Improvement Allowance.  In connection therewith, Tenant may request modifications to the Plans in order to reduce such excess, subject to Landlord’s approval, not to be unreasonably withheld or delayed; provided that Tenant acknowledges that such modifications may create a Tenant Delay.  Landlord will notify Tenant of the amount of any Tenant Delay associated such requested modifications.

(b)           If the Tenant Improvement Costs are less than the Tenant Improvement Allowance, Tenant may also use the Tenant Improvement Allowance for the Other Permitted Purposes (as defined below).

(c)           On or before the date that Tenant approved the Cost Estimate, Tenant shall provide Landlord with written notice of its selection of one of the following options regarding the amount and structure of the Tenant Improvement Allowance; provided that if Tenant does not provide Landlord written notice of Tenant’s election by such date, Tenant shall be deemed to have elected Option 1:

OPTION 1:

The “Tenant Improvement Allowance” will be comprised of a “Base Tenant Improvement Allowance” in an amount equal to Forty Dollars ($48.00) times the number of rentable square feet of the Premises.  If Tenant elects Option 1, there shall be no Additional Tenant Improvement Allowance.

OPTION 2:

The “Tenant Improvement Allowance” will be comprised of a “Base Tenant Improvement Allowance” as described in Option 1, plus a “Supplemental Tenant Improvement Allowance” in an amount up to Ten-Dollars ($10.00) times the number of rentable square feet of the Premises.  If Tenant elects Option 2, the actual Supplemental Tenant Improvement Allowance will be added to the Base Rent payable under this Lease on the basis of an amortization for the period beginning on the Commencement Date and for the remainder of the initial Lease Term at a rate that is amortized over ten (10) years at an interest rate equal to nine percent (9%) per annum.  Landlord shall provide Tenant with a supplemental schedule to Base Rent if Tenant elects to have Landlord expend all or any portion of the Supplemental Tenant Improvement Allowance.

Upon Tenant’s selection of Option 1 or Option 2 above, the remaining Option shall be deemed to be waived and deleted from this Work Letter.

(d)           The Tenant Improvement Allowance shall be applied to the Tenant Improvement Costs; except, however, at Tenant’s election, Tenant may also use the Tenant Improvement Allowance for the following additional purposes (“Other Permitted Purposes”):  (a) Tenant’s Separate Work and cabling, networking, and other installation of Telecommunications Facilities, if not part of the Tenant Improvement Work); and (b) Tenant’s purchase of furniture, fixtures and equipment for the Premises.  Tenant Improvement Costs together with Tenant’s costs for Other Permitted Purposes are collectively referred to as “Tenant Costs”.  With each draw request for any Other Permitted Purpose, Tenant shall submit invoices or paid receipts for the Tenant Costs to be paid from the draw request.  Landlord shall pay Tenant’s draw requests submitted by the 20th of any calendar month by the last day of the next calendar month (unless the invoice that is the subject of any such draw request requires an earlier payment due date, in which event Landlord shall use reasonable efforts to accommodate such earlier date); provided, however, that Landlord shall only be required to pay such draw requests so long as there is sufficient Tenant Improvement Allowance remaining to cover the cost of the Tenant Improvement Work in accordance with the approved budget.

(e)           Moving Allowance.  In addition to the Tenant Improvement Allowance, Landlord shall also provide a moving allowance (the “Moving Allowance”) of Two Dollars ($2.00) times the number of rentable square feet of the Premises.  Tenant may use the Moving Allowance for moving costs or excess space planning costs.  Landlord shall pay Tenant’s draw requests from the Moving Allowance submitted by the 20th of any calendar month by the last day of the next calendar month.  Tenant’s draw requests must be accompanied by invoices or paid receipts for the moving costs or excess space planning costs.

8              Miscellaneous

(a)           Except as expressly set forth in this Work Letter or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.

(b)           Time is of the essence under this Work Letter.

(c)           This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(d)           Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a default under the Lease, and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

(e)           Notices under this Work Letter shall be given in the same manner as under the Lease.

(f)            The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord’s interest in the Building and against the Tenant Improvement Allowance.

(g)           The headings set forth herein are for convenience only.

(h)           This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Tenant Improvement Work.

(i)            This Work Letter may only be amended if in writing and duly executed by both Landlord and Tenant.

EXHIBIT A

BASE BUILDING IMPROVEMENTS

Landlord, at Landlord’s sole cost and responsibility, will provide Tenant with the following Base Building Improvements.  Such Base Building Improvements will be in addition to Tenant’s Improvement Allowance as described herein.

•      A sprinkler system will be installed in the Premises per local municipal fire codes.  All sprinkler heads will be dropped in accordance with Tenant’s space plan. Sprinkler heads will be concealed or the semi-recessed style.

•      The Building exterior glass is low “E” treated for maximum energy conservation.  Blinds will be installed on all windows.

•      Bathrooms in the Building are finished with porcelain ceramic tile floors and walls.  The counter tops are granite and bathroom partitions are ceiling-hung, polished stainless steel and ADA compliant.

•      The Building contains six (6) high-speed elevators, with lock-off capabilities on a floor-by-floor basis.  An electronic card-key access system will be installed at the main entrances to the Building.

•      HVAC–Trunk lines are installed on each floor with installed VAV mixing boxes on a minimum ratio of one per 700 s f leased.  Distribution from the mixing boxes will be a part of the Tenant Improvement Allowance.

•      Landlord will provide a telephone and equipment (T&E) closet on each floor in the Building.  Tenant will be responsible for telephone and data distribution from the T&E main room on the second floor of the Building through the conduits provided in the T&E closets on the floor where the Premises is located and throughout the Premises.

•      Distribution panels will be provided on each floor for both 277v and 110v, with up to 7 watts psf of low-voltage power available

EXHIBIT B
SCHEDULE OF DELIVERIES

Action	Scheduled Date
Landlord submits space plan to Tenant.	December 23, 2005
Tenant submits CDs to Landlord for approval	January 15, 2006
Landlord submits bid packages to General Contractor for sub bids	January 21, 2006
Subcontractor/General Contractor Bids due to Landlord/Tenant	January 28, 2006
Landlord submits for building permit	February 2, 2006
GC/Landlord/Tenant to complete Value Engineering	February 3, 2006
GC Contract executed	February 10, 2006
Target construction start date.	February 13, 2006
Target date for Substantial Completion of Tenant Improvement Work	April 15, 2006
Target date for punchlist completion	May 15, 2006

Notes:

•      The work schedule assumes-the absence of material lead-time issues.  Further, the work schedule assumes the following

•      Intermediate milestone dates:

February 7, 2006	for building permit approval;

February 9, 2006	general contractor submits for sprinkler/fire alarm

February 23, 2005	for sprinkler/fire alarm permit approval

March 16, 2006	for sprinkler/fire alarm inspection approval

•      These dates must be achieved in order to maintain the target dates for substantial completion and final completion of the Tenant Improvements.  Delays beyond these dates will delay the substantial and final completion dates.

•      All permits and work by Tenant and Tenant’s vendors must be coordinated with Landlord’s construction schedule.  The Tenant’s work and permits include but are not limited to:  telephone and data cabling and permits; systems furniture and permits; telephone service and installation; moving.

EXHIBIT D TO LEASE

FORM OF LEASE MEMORANDUM

NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18. as Landlord, and                                                    as Tenant executed that Lease dated as of                                  200     (the “Lease”)

The Lease contemplates that this document shall be delivered and: executed as set forth in the paragraph entitled “Lease Memorandum” This Lease Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1.             The Commencement Date of the Lease is                           .

2.             The end of the  Lease Term and the date on which this Lease will expire is                                     .

3.             The Lease is in full force and effect as of the date of this Lease Memorandum.  By execution of this Lease Memorandum, Tenant confirms that as of the date of the Lease Memorandum.  Tenant has no claims against Landlord and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4.             The Premises consist of approximately                      rentable square feet.

5.             Base Rent:  The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Terms		Rata Per/Rentable		Monthly Base Rent Installment
Beginning	Ending	Sq Ft / Annum	Annual Base Rent	(Annual+ 12)

6.             Tenant’s Pro Rata Share is                      percent (                            %)

Dated:	Dated:

LANDLORD	TENANT:

NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18	Metastorm, Inc., a Maryland corporation

By:
By: Kennedy Associates Real Estate	Name:
Counsel, Inc., Authorized Signatory	Its:

By:
Name:
Its:

1

LANDLORD ACKNOWLEDGEMENT

STATE OF MARYLAND               )

                                                          ) ss.

COUNTY OF                                   )

On this            day of                     , 200  , before me, personally appeared                                                   , to be known to be a                                                of Kennedy Associates Real Estate Counsel, Inc., the authorized signatory of the NewTower Trust Company Multi-Employer Property Trust, the trust that executed the within and foregoing instrument; and acknowledged said instrument to be the free and voluntary act and deed of said Trust, for the uses and purposes therein mentioned, and on oath stated that            was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name:
[NOTARIAL SEAL]	NOTARY PUBLIC in and for the state of residing at . My appointment expires:

2

TENANT ACKNOWLEDGEMENT (CORPORATION)

                                                                       )

                                                                       ) ss.

                                                                       )

On this          day of                   , 200  , before me, a Notary Public in and for the of                                                                    personally appeared                                                                the                                                of                                                                                 the                                                  corporation that executed the within and foregoing instrument, and acknowledge said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes herein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first as above written.

Name:
[NOTARIAL SEAL]	NOTARY PUBLIC in and for the state of residing at . My appointment expires:

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EXHIBIT E TO LEASE

RULES AND REGULATIONS

1              No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord.  Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2              If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3              Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building or driveways and loading areas of the Project.  The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public.  Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character reputation and interest of the Project and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  Tenant shall not go upon the roof of the Building except as expressly permitted by the Lease.

4              The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5              All cleaning, and janitorial services for the Building and the Premises shall be provided exclusively by contractors approved by Landlord and shall be an Operating Expense unless otherwise agreed by Landlord and Tenant.  Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same.  Cleaning and janitorial services shall be provided five (5) days per week.  Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.  Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor, any of Landlord’s Agents or any other person.

6              Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises.  Landlord may make a reasonable charge for any additional keys.  Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises except as approved by Landlord as part of the Tenant Improvements or Tenant Alterations.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant and the keys to all locks, if any, installed by Tenant with Landlord’s approval and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7              HVAC service shall be provided to the Premises Monday through Friday from 7:00 a.m. to 7:00 p.m. and on Saturday from 9:00 a.m. to 1:00 p.m. excluding Holidays or as otherwise provided in Tenant’s Lease.

8              If Tenant requires Telecommunication Services, computer circuits, burglar alarm or similar services or other utility services, it shall first obtain Landlord’s approval of the construction or

1

installation of such services.  Application for such services shall be made in accordance with the procedure prescribed by Landlord in subsection 3.5.2 of the Lease.

9              Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that such floor was designed to carry and that is allowed by Governmental Requirements.  Landlord shall have the right to prescribe the weight size and position of all equipment, materials, furniture or other property brought into the Building.  Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Business machines and mechanical equipment belonging to Tenant that cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.  Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10            Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease.  Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11            Tenant shall not use my method of heating or air-conditioning other than that supplied by Landlord and by any supplemental HVAC systems approved by Landlord as part of the Tenant Improvements or Tenant Alterations pursuant to the Lease.

12            Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13            Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building; provided, however, that if such change is not mandated by government or quasi-government authority, Landlord shall pay the reasonable costs (not to exceed $10,000) for printing of new Tenant business cards and stationary to reflect such change of address.

14            Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7:30 a.m. the following day, or such other hours as may be established from time to time by Landlord and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall initially provide Tenant forty (40) Building access keycards for after hours access.  Thereafter, Tenant shall pay all costs for lost or replacement cards.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15            Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

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16            The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them.  The expenses of any breakage stoppage or damage resulting from the violation of this rule shall be bore by Tenant if it or its employees or invitees shall have caused it.

17            Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises.  Tenant Shall not make any room-to-room solicitation of business from other tenants in the Building.  Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18            Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.  Other than the usual and customary cellular telephones, Tenant shall not install or utilize any wireless Telecommunication Facilities, including antenna and satellite receiver dishes within the Premises or on, in, or about the Building without first obtaining Landlord’s prior written consent and Landlord at its option may require the entry of a supplemental agreement with respect to such construction or installation.  Tenant shall comply with all instructions for installation and shall pay or shall cause to be paid the entire cost of such installations.  Application for such facilities shall be made in the same manner and shall be subject to the same requirements as specified for Telecommunication Services and Telecommunication Facilities in the paragraph of the Lease entitled “Utilities”.  Supplemental rules and regulations may be promulgated by Landlord specifying the form of and information to be included with the application and establishing procedures, regulations and controls with respect to the installation and use of such wireless Telecommunication Facilities.  Subject to the terms of the Lease, Tenant may install a wireless internal telecommunications network.

19            Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises.  Tenant shall not cut or bore holes for wires.  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

20            Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord, which consent shall not be unreasonably withheld if the vending machines are for the sole use of Tenant’s employees.

21            Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

22            Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

23            Tenant shall store all of its trash and garbage within the Premises.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24            The Premises shall not be used for lodging or any improper or immoral or objectionable purpose.  No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment, including a microwave oven, for brewing coffee, tea, hot chocolate and similar beverages and for microwave cooking by Tenant’s employees for their

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own consumption, shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

25            Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  Excluding those permitted under the Americans with Disabilities Act, Tenant shall not bring any other vehicles of any kind into the Building.

26            Without the prior written consent of Landlord, Tenant shall not use the name “500 East Pratt” in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27            Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28            Tenant assumes any and all responsibly, for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29            The requirements of Tenants will be attended to only upon appropriate application to the Manager of the Building by an authorized individual.  Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

30            Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land.  Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

31            Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.  Landlord shall not waive a Rule or Regulation for the benefit of Tenant or any other tenant if such waiver would unreasonably interfere with access to any tenant’s (including Tenant’s) premises or with any tenant’s (including Tenant’s) quiet enjoyment of its premises.

32            These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building.  If any provision of these Rules and Regulations conflicts with any provisions of the Lease, the terms of the Lease shall prevail.

33            Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land, the preservation of good order in the Building and the maintenance or enhancement of the value of the Building as a rental property.  Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

34            Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s Agents, customers, guests, Invitees and visitors.

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EXHIBIT F TO LEASE

DESCRIPTION OF PERMITTED EXTERIOR SIGNS

NONE

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EXHIBIT G TO LEASE

SCHEDULE OF CLEANING SERVICES

Introductory Note:  All services set forth in this Exhibit shall only be performed if and to the extent the applicable surface to be vacuumed, buffed, polished, swept, mopped, dusted, wiped, washed or otherwise cleaned is exposed and readily accessible.

CLEANING SPECIFICATIONS

TENANT SUITES AND COMMON AREAS (including conference and traning rooms in the Premises)

A             Nightly Services:

•      Secure all doors and lights as soon as possible each night.  Doors found locked are to be opened only during actual cleaning and then re-locked.

•      Sweep or dust mop all resilient and composition floors with treated mops.  Damp mop with germicidal cleaner removing all spills and water stains.

•      Clean and dust all desks, telephones and office furniture (files, fixtures, windowsills, etc.) with treated cloths.

•      Papers and folders on desks are not to be disturbed; printers and related peripheral equipment should not be cleaned.  Unless otherwise stated in Section 5.7.

•      Empty 24” central recycling containers into large carts.  Tenants are responsible for emptying all desktop recycling bins.

•      Empty all waste paper baskets and other trash containers and replace plastic trash liners as needed and clean and sanitize as required.  Waste not in cans will not be removed unless marked “trash.”

•      Remove all trash to dumpsters designated by Owner or Manager.

•      Remove finger prints, dirt smudges, graffiti, etc, from all doors, frames, glass partitions, windows; light switches, walls, elevator door jambs, call buttons and elevators.

•      Thoroughly vacuum all carpeted hallways, reception areas, high traffic areas, and desk areas.

•      Return chairs and wastebaskets to proper positions.

•      Clean, sanitize and polish drinking fountains.

•      Stairwells (North and South) - Dust and/or damp wipe railings.  Sweep landings and treads.

•      Dust and remove debris from all metal door and elevator door thresholds.

•      Wipe clean smudged bright work (brass, stainless).

•      Spot clean all carpets, resilient and composition floors as required.  Where difficult spots are encountered, notify supervisor and Property Management personnel.

•      Service all walk-off mats as required.

•      Dust all low reach areas including, but not limited to, standard and built-in furniture, ledges, baseboards, windowsills, door louvers, work station partitions and chairs.

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•      Wipe all kitchen counters and remove dirt and fingerprints from vertical cabinets.

B             Weekly Services:

•      Dust all high reach areas including, but not limited to, picture frames, charts, graphs, wood paneling, tops of file cabinets, shelving, molding and similar wall hangings not cleaned nightly.

•      Dust inside of all door jams.

•      Detail vacuum all carpet in offices and public areas.  Vacuum around doorframes and behind doors.

•      Dust/clean all wood and vinyl baseboards.

•      Edge all carpeted areas.

•      Clean and spray buff all resilient and composition flooring.

•      Dust and spot clean all fire extinguishers and fire extinguisher cabinets.

•      Clean and sanitize all telephone receiver.

•      Clean and leave streak-free all window wall glass, glass partitions or detail.

C             Monthly Services:

•      Dust all high reach areas, including but not limited to, tops of door frames, structural and furniture ledges, air condition diffusers and return grilles and light fixtures.

•      Vacuum all upholstered furniture and fabric wall covering as needed.

•      Dust window blinds.

D             Quarterly Service:

•      Wash all .chair mats using approved cleaning material.

•      Strip and wax all kitchens, supply room and file room resilient and composition flooring.

E              Annual Services:

•      Damp wipe blinds; clean exterior windows twice per year.

REST ROOMS

One multi-stall rest room per gender, per floor.

A             Nightly Services

•      Restock all rest rooms including paper towels, toilet tissue, toilet seat covers, hand soap, sanitary napkins and tampons as required.

•      Wash, polish and sanitize all mirrors, dispensers, faucets, flush valves and bright work with non-scratch disinfectant cleaners as approved by Owner.

•      Wash and sanitize all toilets, toilet seats, urinals and sinks with non-scratch disinfectant cleaner.  Wipe dry all sinks.

•      Remove stains descale toilets, urinals and sinks as required.

•      Mop all rest room floors with disinfectant, germicidal solution.

•      Remove all rest room trash from building to designated area.

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•      Wipe down dirt spots and water stains on wallcovering and stall partitions.

•      Clean and sanitize floor beneath urinals to prevent urine stains.

•      Vacuum A/C diffusers.

B             Weekly Services.

•      Dust all low reach and high reach areas including, but not limited to structural ledges, mirror tops, partition tops and edges, air conditioning diffusers, return air grills and light fixtures.

•      Wipe down all tile walls, vinyl covered walls and partitions.  Partitions and walls shall be left in an unstreaked condition after this work.

•      Clean all doors, jambs, louvers and kick plates.

C             Quarterly Services

•      Scrub grout floor

GROUND FLOOR, MAIN LOBBY, PUBLIC CORRIDORS

A.            Nightly Services:

•      Thoroughly clean all glass entry doors and side lights (both sides).

•      Spot clean all metal work including hardware, kick plates, cove base and wood baseboard, drinking .fountains, planters, elevator call button plates, bronze and any visible hardware.

•      Clean elevator doors.

•      Polish entrance frames - both sides.

•      Polish hardware.

•      Spot clean tenant directory panels.

•      The large planters that are sitting on the floors need to be checked for spots and cleaned as needed.

•      The mats need to be vacuumed or swept nightly.

•      Clean Ash Urns.

•      Thoroughly clean all door and elevator thresholds of dirt and debris using a wire brush.

•      Wash entire lobby floor and elevator floors.  Be sure to clean dust and dirt from corners.

•      Vacuum all carpets and spot clean as necessary.

B.            Weekly Services:

•      Thoroughly clean all interior metal work (if applicable).

•      Machine polish/buff lobby floor and elevator floors.

•      Clean and polish all vents.

•      Dust and spot clean walls to 8’ high.

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C.            Monthly Services

•      Strip and polish lobby and elevator floors.

SERVICE AREAS

A.            Nightly Services:

•      Remove trash from all areas.

•      Maintain an orderly arrangement of janitorial supplies and paper products in janitorial area and service sink areas.

•      Maintain an orderly arrangement of all equipment stored in service areas such as mops, buckets, brooms, vacuum cleaners, scrubbers and like materials.

•      Clean and disinfect service sinks and floors in service areas and janitorial closets.

PASSENGER ELEVATORS

A.            Nightly Services:

•      Thoroughly vacuum, dean and polish all elevator thresholds.  PLEASE KEEP THE TRACKS CLEAN!

•      Spot clean interior surfaces of cab walls and doors.  The wood panels should not be wiped down with any cleaner or polish, but only maintained with a damp clean cloth.

•      Thoroughly clean all metal surfaces with approved products.

•      Report all burned out lights or damage to cleaning supervisor who will report to Owner.

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EXHIBIT H TO LEASE

LETTER OF CREDIT CRITERIA

1              The letter of credit shall be clean, irrevocable and unconditional.

2              The letter of credit shall be in the amount specified in the Lease paragraph captioned “Lease Security Provisions”.

3              The letter of credit must either (a) be issued by a national bank that is a member of the New York Clearing House and that has a banking office dedicated to the administration and payment of letters of credit in New York City, Washington D.C. or Baltimore, Maryland or (b) if issued by any bank that is not described in clause (a), be confirmed by a bank described in clause (a).  The issuing bank must have been assigned by Standard & Poors. Investor Services a Bank Financial Strength Rating of BBB+, or better if clause (ii) is applicable, the confirming bank must be assigned by Standard & Poors Investor Services a Bank Financial Strength Rating of BBB+, or better.  The identity of the issuing bank and of any confirming bank shall also be reasonably satisfactory to Landlord.

4              The letter of credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than sixty (60) days prior to its expiration date by registered or certified mail.  The final expiration date of the letter of credit and all renewals of it shall be no earlier than sixty (60) days following the end of the Lease Term except as expressly provided otherwise in the Lease.

5              The letter of credit shall be issued in favor of Landlord and shall be effective immediately on its issuance.

6              The letter of credit may be drawn at the New York City, Washington, D.C., or Baltimore, Maryland banking office of either the issuer of the letter of credit described in clause (a) of paragraph 3 or, if clause (b) of paragraph 3 is applicable, the confirming bank described in clause (a) of such paragraph 3.  It must allow for draws to be made at sight on a draft drawn under the letter of credit which, has been approved as to form by Landlord.  It must allow for one draw in the whole amount or multiple partial draws.  The Landlord shall not as a condition to any draw be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw.

7              The letter of credit shall be transferable.

8              The letter of credit shall be governed by the International Standby Practices 1SP98 published by the International Chamber of Commerce and the United Nations Convention on Independent Guarantees and Standby Letters of Credit.  Alternatively, if approved by the Landlord and if .required by either the issuing bank or the confirming bank, the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce may be substituted for the ISP98 to the extent such Customs and Practices are not inconsistent with the criteria in this Exhibit H.

9              The letter of credit shall otherwise be in such form and shall be subject to such additional requirements as Landlord may reasonably require.

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